Exhibit 1

TAT TECHNOLOGIES LTD.

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

Dear shareholders of TAT Technologies Ltd.:

Notice is hereby given that the special meeting of shareholders (the “Meeting”) of TAT Technologies Ltd. (the “Company”) will be held on March 20, 2025 at 17:00 P.M. Israel time, at the offices of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel.

The agenda of the Meeting shall be as follows:

1.	Approval of the renewal and amendment of the Company’s Compensation Policy for an additional three (3) years;

2.	Approval of the amendments to the compensation terms of the Company's President and Chief Executive Officer, Mr. Igal Zamir;

3.	Approval of the grant of a one-time special bonus for the Company's Chief Financial Officer, Mr. Ehud Ben Yair;

4.	Approval of the grant of Options to purchase shares of the Company to Mr. Amos Malka, the active chairman of the board of directors of the Company;

5.	Approval of the amended and restated Company's 2022 Stock Option Plan; and

6.	Approval of an increase in the authorized share capital of the Company and the corresponding amendment of the Articles of Association of the Company to reflect this change.

The approval of Items 5 and 6 requires the affirmative vote of the holders of a majority of the voting power represented and voting on the matter in person or by proxy.

The approval of Items 1-4, requires the affirmative vote of at least a majority of the Shares present, in person or by proxy, and voting on the matter, provided that (i) such a majority includes at least a majority of the total votes of shareholders who are not controlling shareholders of the Company or who do not have personal interest do not have personal interest in the approval of the proposal set forth in the applicable Item or (ii) the total number of Shares of the shareholders mentioned in clause (i) above that are voted against such proposal does not exceed two percent (2%) of the total voting rights in the Company.

Under the Israeli Companies Law, 5759-1999 (the "Companies Law"), in general, a person will be deemed to be a controlling shareholder if the person has the power to direct the activities of the company, otherwise than by reason of being a director or other office holder of the company. A shareholder will be deemed to have a personal interest if any member of such shareholder's immediate family or their spouse has a personal interest in the adoption of the relevant proposal. In addition, a shareholder will be deemed to have a personal interest if a company, other than TAT Technologies, that is affiliated to such shareholder has a personal interest in the adoption of the relevant proposal. Such company is a company in which the shareholder or a member of such shareholder's immediate family serves as a director or chief executive officer, has the right to appoint a director or the chief executive officer, or owns 5% or more of the outstanding shares. However, a shareholder will not be deemed to have a personal interest in the adoption of the proposal if the shareholder's interest in such proposal arises solely from ownership of TAT Technologies' shares, or to a matter that is not related to a relationship with a controlling shareholder.

In accordance with the Israeli Companies Regulations (Reliefs for Companies with Securities Listed on Foreign Stock Exchanges), 5760-2000 (the “Relief Regulations”), a shareholder submitting a vote for Items 1-4 is deemed to confirm to the Company that such shareholder does not have a personal interest in the proposed resolutions (excluding a personal interest that is not related to a relationship with a controlling shareholder) and is not a controlling shareholder, unless such shareholder had delivered the Company a notice in writing stating otherwise, no later than 10 a.m., Israel time, on March 19, 2025, to the office of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel. This notice should be addressed to the attention of Adv. Elad Amir.

Only shareholders of record at the close of business on February 14, 2025, (the “Record Date”) will be entitled to receive notice of, and to vote at the Meeting. All shareholders are cordially invited to attend the Meeting in person.

Shareholders who will not attend the Meeting in person may vote with respect to Items 1 through 6 by means of a proxy card and are required to complete, sign, date and return the proxy card no later than March 20, 2025, 13:00 P.M. Israel time, to permit verification. Voting will be done by completing the second part of the proxy card. The form of proxy card was furnished to the Securities and Exchange Commission (the “Commission”) on Form 6-K, and is available to the public on the Commission’s website at http://www.sec.gov. The form of proxy card is also available on the websites: www.magna.isa.gov.il or www.maya.tase.co.il.

Position Statements: Shareholders wishing to express their position on Items 1 through 4 on the agenda for this Meeting may do so by submitting a written statement (hereinafter “Position Statement”) to the offices of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel. Any Position Statement received will be furnished to the Commission on Form 6-K, and will be made available to the public on the Commission’s website at http://www.sec.gov and in addition at http://www.magna.isa.gov.il or http://maya.tase.co.il. Position Statements should be submitted to the Company no later than March 13, 2025.

A shareholder is entitled to contact the Company directly and receive the text of the proxy card and any Position Statement.

A shareholder, whose shares are registered with a Tel-Aviv Stock Exchange Ltd. (the “TASE”) member and are not registered on the Company’s shareholders' register, is entitled to receive from the TASE member who holds the shares on the shareholder’s behalf, by e-mail, for no charge, a link to the text of the proxy card and to the Position Statements posted on the Israel Securities Authority website, provided, that the notice was provided with respect to a particular securities account, prior to the Record Date.

ii

A shareholder whose Shares are registered with a member of the TASE, is required to prove his share ownership to vote at the Meeting. Such shareholder shall provide the Company with an ownership certificate (as of the Record Date) from that TASE member and is entitled to receive the ownership certificate in the branch of the TASE member or by mail to his address (in consideration of mailing fees only), if the shareholder so requested. Such a request will be made in advance for a particular securities account.

Alternatively, shareholders whose shares are registered with a member of the TASE may vote electronically via the electronic voting system of the Israel Securities Authority up to six (6) hours before the time fixed for the Meeting. You should receive instructions about electronic voting from the TASE member through which you hold your shares.

Discussion at the Meeting will be commenced if a quorum is present. A quorum is comprised of two or more shareholders who are present in person or by proxy, or who have delivered to the Company a proxy card indicating their manner of voting, and who hold or represent shares conferring in the aggregate at least one-third (33.33%) of the voting power in the Company. If a quorum is not present within half an hour of the time designated for the Meeting, the Meeting will be adjourned to March 27, 2025, at the same time and place. If a quorum is not present within half an hour of the time designated for the adjourned meeting, two shareholders who are present in person or proxy, or who have delivered a proxy card, will constitute a quorum.

The wording of the resolutions to be voted at the Meeting and relevant documents thereto may be inspected at the offices of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel during normal business hours and by prior coordination with Mr. Shachar Hananel (tel: +972-3-6235000 or +972-3-6235009).

Should changes be made to any Item on the agenda for the Meeting after the publication of this Proxy Statement, we will communicate the changes to our shareholders through the publication of a press release, a copy of which will be filed with the Securities and Exchange Commission on Form 6-K and with the Israeli Securities Authority in the aforementioned internet websites.

By the Order of the Board of Directors,
/s/ Ehud Ben-Yair, CFO Dated: February 11, 2025

iii

TAT TECHNOLOGIES LTD.

Hamelacha 5, Netanya 4250407 Israel

PROXY STATEMENT

SPECIAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 20, 2025

This Proxy Statement is furnished to the holders of ordinary shares, no par value (the “Shares”), of TAT Technologies Ltd. in connection with the general meeting of shareholders of the Company to be held at the offices of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel on March 20, 2025 at 17:00 P.M. Israel time, and thereafter as it may be adjourned from time to time (the “Meeting”). Unless the context otherwise requires, references in this Proxy Statement to “TAT,” the “Company,” “We” or “Our” refer to TAT Technologies Ltd.

The agenda of the Meeting shall be as follows:

1.	Approval of the renewal and amendment of the Company’s Compensation Policy for an additional three (3) years;

2.	Approval of the amendments to the compensation terms of the Company's President and Chief Executive Officer, Mr. Igal Zamir;

3.	Approval of the grant of a one-time special bonus for the Company's Chief Financial Officer, Mr. Ehud Ben Yair;

4.	Approval of the grant of Options to purchase Shares of the Company to Mr. Amos Malka, the active chairman of the board of directors of the Company;

5.	Approval of the amended and restated Company's 2022 Stock Option Plan; and

6.	Approval of an increase in the authorized share capital of the Company and the corresponding amendment of the Articles of Association of the Company to reflect this change.

Shareholders Entitled to Participate and Vote

Only holders of record of Shares at the close of business on February 14, 2025 (the “Record Date”) are entitled to receive notice of, and to vote at, the Meeting.

As of January 31, 2025, the Company had 11,214,831 issued Shares and 10,940,358 outstanding Shares (excluding 274,473 dormant Shares held in treasury). Each outstanding Share is entitled to one vote on each matter to be voted on at the Meeting. The votes of all shareholders voting on a matter are counted and abstentions are not taken into account (other than for quorum purposes).

Beneficial Ownership of Securities

FIMI Opportunity V, L.P. and FIMI Israel Opportunity FIVE, Limited Partnership, or the FIMI Funds, are the beneficial holders of 26.55% of TAT’s Ordinary shares (2,905,202 shares).

The following table sets forth certain information as of January 31, 2025, regarding the beneficial ownership by all shareholders known to us to own beneficially 5% or more of our Ordinary shares:

Name	Number of Ordinary Shares Beneficially Owned (1)	Percentage of Ownership (2)
FIMI Funds (3)	2,905,202	26.55%
Meitav Dash (4)	1,558,254	14.25%
Y.D.More Investments (5)	1,213,859	10.99%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Ordinary shares relating to options and warrants currently exercisable or exercisable within 60 days of the date of this table are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2) The percentages shown are based on 10,940,358 ordinary shares issued and outstanding as of January 31, 2025 (net of 274,473 dormant shares).

(3) Based on a Schedule 13D filed on August 14, 2013, and on Schedule 13D/A filed on December 12, 2016, FIMI Funds, FIMI FIVE 2012 Ltd., Shira and Ishay Davidi Management Ltd. and Mr. Ishay Davidi share voting and dispositive power with respect to the 2,905,202 ordinary shares held by the FIMI Funds. FIMI FIVE 2012 Ltd. is the managing general partner of the FIMI Funds. Shira and Ishay Davidi Management Ltd. controls FIMI FIVE 2012 Ltd. Mr. Ishay Davidi controls the Shira and Ishay Davidi Management Ltd. and is the Chief Executive Officer of all the entities listed above. The principal business address of each of the above entities and of Mr. Davidi is c/o FIMI FIVE 2012 Ltd., Electra Tower, 98 Yigal Alon St., Tel Aviv 6789141, Israel.

(4) Based on a Schedule 13G/A filed on January 23, 2025, Y.D. More Investments Ltd, More Provident Funds & Pension Ltd., More Mutual Funds Management (2013) Ltd., BYM More Investments Ltd., Eli Levy, Yosef Levy, Benjamin Meirov, Yosef Meirov, Michael Meirov, and Dotan Meirov share voting and dispositive power with respect to the ordinary shares held by Y.D. More Investments Ltd, More Provident Funds & Pension Ltd. and More Mutual Funds Management (2013) Ltd. The principal business address of each of the above entities and persons is 2 Ben-Gurion Street, Ramat Gan, Israel. The securities reported herein are held by More Provident for the benefit of beneficiaries of various provident and pension funds, More Mutual for the benefit of various mutual funds, and More Investment for the benefit of various portfolio management clients.

(5) Based on a Schedule 13G/A filed on October 1, 2024, Meitav Investment House Ltd. has voting and dispositive power with respect to the ordinary shares held by Meitav Tachlit Mutual Funds Ltd., Meitav Provident Funds & Pension Ltd., Meitav Portolio Management Ltd. The principal business address of each of the above entities and persons is 1 Jabotinski, Bene-Beraq, Israel. Some of the securities reported herein are held by third-party client accounts managed by a subsidiary of the Reporting Person as portfolio managers, which subsidiary operates under independent management and makes independent investment decisions and has no voting power in the securities held in such client accounts.  The Subsidiaries manage their own funds and/or the funds of others, including for holders of exchange-traded notes or members of pension or provident funds, unit holders of mutual funds, and portfolio management clients.  Each of the Subsidiaries operates under independent management and makes its own independent voting and investment decisions.

Voting and Proxies

All shareholders who are unable to attend the Meeting in person may vote with respect to Items 1 through 6 by means of a proxy card and they are requested to complete, date and sign the enclosed form of proxy and return it promptly in the pre-addressed envelope provided. If your Shares are held in “street name” (meaning in the name of a bank, broker or other record holder), you must either direct the record holder of your Shares as to how to vote your Shares or obtain a legal proxy from the record holder to vote the Shares at the Meeting on behalf of the record holder as well as a statement from such record holder that it did not vote such Shares. In order for these Shares to be counted, a duly executed proxy must be received by the Company’s Transfer Agent or by the Company, c/o Mr. Shachar Hananel, at the offices of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel (on the 1th Floor), no later than March 20, 2025 at 13:00 P.M., Israel time. Shares represented by proxy received after such time will not be counted. Any such proxy may be revoked by such holders at any time before it is exercised by: (i) delivering written revocation or a later dated proxy to Mr. Shachar Hananel; or (ii) attending the Meeting and voting in person.

Upon the receipt of a properly executed proxy in the form enclosed herewith, the persons named as proxies therein will vote the Shares covered thereby in accordance with the directions of the shareholder executing such proxy.

Alternatively, you may vote electronically via the electronic voting system of the Israel Securities Authority, up to six (6) hours before the time fixed for the Meeting. You should receive instructions about electronic voting from the TASE member through which you hold your Shares.

Expenses and Solicitation

Shareholders wishing to express their position on Items 1 through 4 on the agenda for this Meeting may do so by submitting a written statement (“Position Statement”) to the offices of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel (on the 1th Floor). Any Position Statement received will be furnished to the Securities and Exchange Commission (the “Commission”) on Form 6-K, and will be made available to the public on the Commission’s website at http://www.sec.gov and in addition at http://www.magna.isa.gov.il or http://maya.tase.co.il.

Should changes be made to any proposal after the publication of this Proxy Statement, we will communicate the changes to our shareholders through the publication of a press release, a copy of which will be filed with the SEC on Form 6-K and with the Israel Securities Authority.

Position Statements should be submitted to the Company no later than March 13, 2025.

We know of no other matters to be submitted at the Meeting other than as specified herein. If any other business is properly brought before the Meeting, the persons named as proxies may vote in respect thereof in accordance with their best judgment.

These proxy and proxy card shall also serve as a voting deed (ktav hatzba’a) as such term is defined under the Companies Law.

The Company expected to solicit proxies by mail and to mail this proxy statement and the accompanying proxy card to shareholders on or about February 14, 2025. This proxy statement and the accompanying proxy card are also available to the public through the following websites http://www.magna.isa.gov.il or http://maya.tase.co.il.

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of Shares held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs.

Quorum and Voting Requirements

The quorum required consists of two or more shareholders who are present in person or proxy (or who have delivered a proxy card indicating their manner of voting) and who together hold or represent Shares conferring in the aggregate at least one third (33.33%) of the voting power in the Company on the Record Date. If a quorum is not present within one half hour of the time designated for the Meeting, the Meeting shall be adjourned to March 27, 2025, at the same time and place. If a quorum is not present within one half hour of the time designated for the adjourned Meeting, two shareholders who are present in person or by proxy, or who have delivered a proxy card, shall constitute a quorum.

The approval of Items 5 and 6 requires the affirmative vote of the holders of a majority of the voting power represented and voting on the matter in person or by proxy.

The approval of Item 1-4, requires the affirmative vote of at least a majority of the Shares present, in person or by proxy, and voting on the matter, provided that (i) such a majority includes at least a majority of the total votes of shareholders who are not controlling shareholders of the Company or who do not have personal interest do not have personal interest in the approval of the proposal set forth in the applicable Item or (ii) the total number of Shares of the shareholders mentioned in clause (i) above that are voted against such proposal does not exceed two percent (2%) of the total voting rights in the Company.

Under the Companies Law, in general, a person will be deemed to be a controlling shareholder if the person has the power to direct the activities of the company, otherwise than by reason of being a director or other office holder of the company. A shareholder will be deemed to have a personal interest if any member of such shareholder's immediate family or their spouse has a personal interest in the adoption of the relevant proposal. In addition, a shareholder will be deemed to have a personal interest if a company, other than TAT Technologies, that is affiliated to such shareholder has a personal interest in the adoption of the relevant proposal. Such company is a company in which the shareholder or a member of such shareholder's immediate family serves as a director or chief executive officer, has the right to appoint a director or the chief executive officer, or owns 5% or more of the outstanding shares. However, a shareholder will not be deemed to have a personal interest in the adoption of the proposal if the shareholder's interest in such proposal arises solely from ownership of TAT Technologies' shares, or to a matter that is not related to a relationship with a controlling shareholder.

In accordance with the Israeli Companies Regulations (Reliefs for Companies with Securities Listed on Foreign Stock Exchanges), 5760-2000 (the “Relief Regulations”), a shareholder submitting a vote for Items 1-4 is deemed to confirm to the Company that such shareholder does not have a personal interest in the proposed resolutions (excluding a personal interest that is not related to a relationship with a controlling shareholder) and is not a controlling shareholder, unless such shareholder had delivered the Company a notice in writing stating otherwise, no later than 10 a.m., Israel time, on March 19, 2024, to the office of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel.

Reporting Requirements

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to foreign private issuers. We fulfill these requirements by filing reports with the Commission. Our filings with the Commission may be inspected without charge at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. Our filings are also available to the public on the Commission’s website at http://www.sec.gov.

As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements. The circulation of this notice and proxy statement should not be taken as an admission that we are subject to the proxy rules under the Exchange Act.

After Careful Consideration, Our Board Recommends That Shareholders Vote “For” The Proposals Described In This Proxy Statement.

ITEM 1: APPROVAL OF THE RENEWAL AND AMENDMENT OF THE COMPANY’S COMPENSATION POLICY FOR AN ADDITIONAL THREE (3) YEARS.

Pursuant to the Companies Law, all public Israeli companies, such as the Company, are required to adopt a written compensation policy for their executive officers and directors, which addresses certain items prescribed by the Companies Law. In accordance with the Companies Law, the adoption, amendment and restatement of the policy is to be recommended by the Compensation Committee and approved by the Board of Directors and shareholders.  In July 2023, the Company's most recent Compensation Policy was duly approved and adopted. At present, in light of the completion of the relocation of the Company's corporate headquarters to the United States and the Company’s desire to attract and retain high-quality personnel in the United States and taking into account the Company’s emerging business, needs and requirements, it is hereby proposed to approve the amend and restate the Compensation Policy set forth as Appendix A hereto (the “Updated Compensation Policy”), accordingly.

Our Compensation Committee has reviewed and approved the proposed updated Compensation Policy, which reflects the changes from the Compensation Policy approved by the shareholders in July 2023. Subsequently, our Board of Directors has approved the Updated Compensation Policy and recommended its adoption by the shareholders.

The following are the principle changes proposed to be implemented in our Updated Compensation Policy:

a)
Shift from Base Salary to Fixed Compensation structure - we have updated the compensation terminology to reflect total employment cost rather than base salary only, providing a more comprehensive view of the compensation package.

b)
Section 5.3 - Updated compensation caps and thresholds - revised figures for executives' compensation limits, as presented in Section 5.3 of the Compensation Policy as follows (maximum annual Fixed Compensation):

Executive Level	Maximum
Active Chairman	NIS 600K (for 35% of a full time position and a proportion of this amount to a different percentage of services).
CEO	US$ 470 K (for a full time position).
Other Executives
(1) In Israel -  NIS 1,095 K (for a full time position); and (2)  Outside of Israel - with respect to a Chief Executive Officer and or Presidents and or General Manager of a subsidiary of the Company and Executives outside of Israel - US$ 410 K (for a full time position).

c)
Section 5.5 - Variable Compensation Table - We updated the ratios between Fixed and Variable compensation components in alignment with the shift from Base Salary to Fixed Compensation structure mentioned above and revised ratios as detailed below:

Executive Level	Variable Compensation
	Cash incenstive compensation	Long term equity based compensation
Active Chairman	Up to 3 monthly Fixed Compensation or the equivalent thereof.	Up to 13 monthly Fixed Compensation or the equivalent thereof.
CEO	Up to 6.7 monthly Fixed Compensation or the equivalent thereof.	Up to 18.3 monthly Fixed Compensation or the equivalent thereof.
Other Executives	Up to 6 monthly Fixed Compensation or the equivalent thereof.	Up to 15.4 monthly Fixed Compensation or the equivalent thereof.

d)	Section 9.1 - Relocation - We added specific parameters for the global relocation expense reimbursement as presented in Section 9.1 of the Compensation Policy.

Terms not specifically defined above shall have the meaning ascribed to them in the Updated Compensation Policy.

Our Compensation Committee and our Board of Directors recommend that our shareholders vote “FOR” this resolution.

It is therefore proposed that at the Meeting the shareholders adopt the following resolution:

"RESOLVED, TO APPROVE THE RENEWAL AND AMENDMENT OF THE COMPANY’S UPDATED COMPENSATION POLICY FOR AN ADDITIONAL THREE (3) YEARS."

ITEM 2: APPROVAL OF THE AMENDMENTS TO THE COMPENSATION TERMS OF THE COMPANY'S PRESIDENT CHIEF EXECUTIVE OFFICER, MR. IGAL ZAMIR.

The Companies Law requires that the terms of service and employment of a company’s chief executive officer be approved by the company’s compensation committee, the board of directors and the shareholders of the company, except in the limited circumstances set forth in the Companies Law.

Mr. Igal Zamir has served as the Company's Chief Executive Officer since April 30, 2016. For information regarding his terms of employment see Form 6-K filed with the SEC April 20, 2016 and May 24, 2017 which are available on the SEC website at www.sec.gov.

Information Regarding Mr. Zamir, CEO and President  compensation for the year ended December 31, 2024 (Amounts in Thousands of US$)(1):

Name and Principal Position(2)	Base Salary	Benefits and Perquisites(3)	Variable Compensation(4)	Equity-Based Compensation(5)	Total
Igal Zamir, CEO and President	339	129.76	254.12	20.49	743.37

(1) All amounts reported in the table are in terms of cost.

(2) Cash compensation amounts denominated in currencies other than U.S. dollar were converted into U.S. dollars at the average conversion rate for the year ended December 31, 2024.

(3) Amounts reported in this column include benefits and perquisites, including those mandated by applicable law. Such benefits and perquisites may include, to the extent applicable to each executive, payments, contributions and/or allocations for savings funds, pension, severance, vacation, car or car allowance, medical insurance and benefits, risk insurance (e.g., life, disability, accident), convalescence pay, payments for social security, tax gross-up payments and other benefits and perquisites which are consistent with our guidelines. The amounts included in this column do not include the global relocation expense reimbursement. As mentioned above, Mr. Zamir's relocation entitle him a customary global relocation expense reimbursement which shall not exceed $135,000 annually. For the purpose of clarification this limitation on relocation expense reimbursement constitute a significant s cost reduction in relation to the current situation.

(4) Amounts reported in this column refer to variable compensation, mainly bonus payments, according to the Company's incentive plan, as will be recorded in our financial statements for the year ended December 31, 2024. The amounts were paid during 2024 in respect of performance related to fiscal year 2023 results. These amounts do not include performance related to fiscal year 2024 (including two base salaries (56.5 Thousand of US$) that were approved as a performance bonus for 2024 as part of the expected bonus for 2024) and bonus payments made in 2024 for the fiscal year 2022.

(5) Amounts reported in this column represent the expense that will be recorded in our financial statements for the year ended December 31, 2024, in connection with equity-based compensation granted to the Covered Executive.

Information regarding Igal Zamir terms of employment – Change in terms of employment:

Over the past four years, Mr. Zamir has led a comprehensive restructuring of the Company’s organizational framework and business operations, while successfully negotiating and securing several large-scale strategic agreements. The transformative initiatives he spearheaded have resulted in record-breaking performance and a sixfold increase in shareholder value. Since 2021, Mr. Zamir has spent more than 50% of his time in the United States, and following the establishment of the Group’s headquarters in Charlotte in 2024, he was outside of Israel for a total of 243 days.

In light of these contributions and the ongoing expansion of the Company’s global operations, Mr. Zamir will be relocating to the United States as part of the Company’s headquarters relocation. Consequently, adjustments to his employment terms are required as follows:

Mr. Zamir's base salary, which currently stands at NIS 1,260 thousand per year, shall change while preserving the same cost to the Company as it was in Israel (i.e., without increasing the fixed compensation component (annual base salary and Additional Benefits1) of his employment. In any event, the fixed compensation shall not exceed $470,000 per year. Additionally, Mr. Zamir will also be entitled to global relocation expense reimbursement as applicably customary. The updated salary complies with the ceilings set forth in the Company’s Updated Compensation Policy proposed at this meeting.

In light of Mr. Zamir’s contribution to the Company, the Company's shareholders are requested to determine and approve the following changes to the compensation terms of the Company's CEO, Mr. Zamir: (I) Grant of 200,000 options to purchase Ordinary Shares (the “Options”) to purchase shares of the Company; and (II) Grant of bonuses equivalent to two monthly salaries.

1 "Additional Benefits" shell includes, inter alia, social benefits as prescribed by law (pension savings, contributions towards severance pay, contributions towards training fund, vacation pay, sick leave, recreation pay, etc.) and related benefits, such as company vehicle/vehicle maintenance, telephone expenses, gifts on public holidays, etc.

(I)	First Proposed Resolution – Grant of 200,000 Options to purchase shares of the Company:

On February 4, 2025, Our Compensation Committee and subsequently our Board of Directors approved the proposed grant of 200,000 Options to Mr. Zamir and recommended that it be adopted by the shareholders, in accordance with the following terms:

a)	150,000 Options will be granted after receiving the required approvals and signing of a new employment agreement as part of Mr. Zamir relocation.

b)	50,000 Options will be granted in August 2025.

The Options are exercisable at a price per share of US$ 29.93, which is higher by 5% above the closing price on the day before the BOD meeting date (February 4, 2025)  (which is 28.5 US$).  The Options will vest during a term of four years as follows: (1) 25% of the Options shall vest after 12 months of the date of grant; and (2) 6.25% of the Options shall vest at the end of each 3 months after the first anniversary of the date of grant, as long as Mr. Zamir's service with the Company continues and will remain exercisable for 90 days following cessation or termination of his services with the Company (other than for cause). The Options will expire on the seventh (7) anniversary of the date of the grant.

The total value of these Options is approximately 2,800,000 US$ (14 $ value per Option) as of the date of the Board of Directors' approval of the equity grant (according to a Black & Scholes model).

A full acceleration will be permitted in the event of death, disability, medical reasons or a change in control of the Company followed by the delisting of the Company's shares.

An acceleration of the next unvested period will be permitted in the event of change in control of the Company following a resignation or termination of employment of the officer (except in the case of Termination for Cause).

"Termination for Cause" means a termination of the employment of an officer following one or more of the following: embezzlement; theft; criminal offence; act involving moral turpitude; severe disciplinary breach; breach of fiduciary duties; other fundamental breach of the officer's employment agreement; or any other event which under applicable law enables terminating an employee's employment and entirely or partially denying severance payments or prior notice redemption.

The grant of the Options exceeds the provisions of the Company’s current compensation policy. However, subject to the approval of the proposed changes to the compensation policy, the grant will comply with the Updated Compensation Policy.

For information regarding previous Options grants as that Company has granted Mr. Zamir see Form 6-K filed with the SEC on April 20, 2016, August 30, 2018, July 26, 2021 and June 7, 2023.

(II)	Second Proposed Resolution – Grant of one-time a special bonus equivalent to two monthly salaries:

In light of the Company’s successful fundraising in September 2024 and Mr. Zamir's significant contribution to this process, it is proposed that the shareholders approve an additional two-month salary one-time special bonus for Mr. Zamir in a total amount of 209,000 ILS in excess to the current compensation policy cap of nine month salary. Therefore this bonus exceeds the current compensation policy and is intended to recognize his exceptional efforts in driving the success of this important milestone.

It should be clarified that, based on the expected results for 2024, Mr. Zamir may receive a bonus up to the maximum cap set forth in the Company’s compensation policy. Therefore, in order to enable the Company to reward him for these additional contributions, the proposed special bonus is presented for approval.

Compensation Committee and Board Considerations

When discussing the proposed amendments, the Compensation Committee and the Board of Directors, inter alia, took into consideration the following:

a)
As mentioned above, Mr. Zamir has led a comprehensive restructuring of the Company’s organizational framework and business operations, while successfully negotiating and securing several large-scale strategic agreements. The transformative initiatives he spearheaded have resulted in record-breaking performance and a significant increase in shareholder value.

b)	The benefit inherent in the proposed changes is expected to enhance the motivation of the CEO to further promote the Company’s business activities for the benefit of the Company and its shareholders.

c)	The high value of the Options is directly attributable to the strategy implemented by Mr. Zamir within the Company.

d)
Mr. Zamir's current compensation is well below the compensation offered to CEO in similar size and value US companies (as presented by a comparative analysis detailed below), and therefore the compensation amendments are more than reasonable and appropriate, aligned with market conditions, and intended to promote the Company’s goals, work plan, and policies, and align with the interests of the Company and its shareholders. For the purpose of reviewing the proposed decisions, attached is a copy of the comparative analysis conducted by Pay Governance LLC (independent firm that serves as a trusted advisor on executive compensation matters to board and compensation committees) of the terms of office and employment of the CEO and CFO in comparison to other CEOs and CFOs at companies comparable to the Company, attached hereto as Appendix B.

e)
The proposed one-time special bonus and proposed Options grants are in exception to the Company's current compensation policy of the Company. Nevertheless, after taking into account the proposed compensation amendments, they are still well below the median bonus and Options offered to CEO's in similar size companies in the US (as presented by the comparative analysis noted above).

f)	The one-time special bonus serves as an important retention tool for a key executive who has demonstrated consistent performance since joining TAT in 2016.

g)	The cost of the two-month salary bonus is justified given the significant financial benefits achieved through the fundraising effort and overall Company performance.

h)
The proposed compensation, including the compensation that deviates from the compensation policy, is appropriate, reasonable, and in the best interest of the Company, and it does not have an adverse effect on labor relations within the Company.

Therefore, our Compensation Committee and our Board of Directors recommend that  our shareholders vote “FOR" these resolutions.

It is therefore proposed that at the Meeting the shareholders adopt the following resolutions:

(I)
"RESOLVED, TO APPROVE THE GRANT OF 200,000 OPTIONS FOR ORDINARY SHARES OF THE COMPANY TO MR. IGAL ZAMIR, AS AN EXCEPTION TO THE COMPENSATION POLICY OF THE COMPANY, IN ACCORDANCE WITH THE TERMS DETAILED ABOVE."

(II)	"RESOLVED, TO APPROVE THE PROPOSED TWO-MONTH SALARY ONE-TIME SPECIAL BONUS TO MR. IGAL ZAMIR, AS AN EXCEPTION TO THE COMPENSATION POLICY OF THE COMPANY, IN ACCORDANCE WITH THE TERMS DETAILED ABOVE."

ITEM 3: APPROVAL OF THE GRANT OF A ONE-TIME SPECIAL BONUS FOR THE COMPANY'S CHIEF FINANCIAL OFFICER, MR. EHUD BEN YAIR.

The Companies Law requires that the terms of service and employment of a company’s officer reporting to the chief executive officer be approved by the company’s compensation committee, the board of directors and if the terms exceed the provisions of the Company’s compensation policy the compensation committee, board of directors and shareholders of the Company may, in special cases, approve a compensation terms, as set forth in Section 272(c)(2) or (2) of the Companies Law.

Mr. Ehud Ben-Yair was appointed as TAT's Chief Financial Officer in May 2018. Prior to joining TAT, Mr. Ben- Yair served as the Chief Financial Officer of SHL Telemedicine, a public company traded on the Swiss stock exchange (SIX- SHLTN) engaging in the field of digital health. Between 2012-2016, Mr. Ben Yair has served as the Chief Financial Officer of Opgal Optronics, a subsidiary of Elbit Systems (NASDAQ – ESLT), a company developing and manufacturing thermal imaging cameras for military and civilian aerospace markets. Prior to that, Mr. Ben- Yair has served for 8 years as the Chief Financial Officer of Orad Hi-Tech Systems, a public company traded on the AIM and German stock exchange (OHT), a company developing, manufacturing and selling proprietary hardware to TV stations and broadcasters. Mr. Ben Yair is a Certified Public Accountant and holds a B.A. in Economics and Accounting from the Ben-Gurion University in Israel.

Information Regarding Mr. Ben-Yair, CFO compensation for the year ended December 31, 2024 (Amounts in Thousands of US$)(1):

Name and Principal Position(2)	Base Salary	Benefits and Perquisites(3)	Variable Compensation(4)	Equity-Based Compensation(5)	Total
Ehud Ben-Yair, CFO	324	27.6	154	95.57	601.17

(1) All amounts reported in the table are in terms of cost.

(2) Cash compensation amounts denominated in currencies other than U.S. dollar were converted into U.S. dollars at the average conversion rate for the year ended December 31, 2024.

(3) Amounts reported in this column include benefits and perquisites, including those mandated by applicable law. Such benefits and perquisites may include, to the extent applicable to each executive, payments, contributions and/or allocations for savings funds, pension, severance, vacation, car or car allowance, medical insurance and benefits, risk insurance (e.g., life, disability, accident), convalescence pay, payments for social security, tax gross-up payments and other benefits and perquisites which are consistent with our guidelines. The amounts included in this column do not include the global expense reimbursement. Mr. Ehud Ben-Yair’s relocation entitled him a customary global relocation expense reimbursement which shall not exceed $30,000 annually.

(4) Amounts reported in this column refer to variable compensation, mainly bonus payments, according to the Company's incentive plan, as will be recorded in our financial statements for the year ended December 31, 2024. The amounts were paid during 2024 in respect of performance related to fiscal year 2023 results. These amounts do not include performance related to fiscal year 2024 (including two base salaries (55 Thousand of US$) that were approved as a performance bonus for 2024 as part of the expected bonus for 2024) and bonus payments made in 2024 for the fiscal year 2022.

(5) Amounts reported in this column represent the expense that will be recorded in our financial statements for the year ended December 31, 2024 in connection with equity-based compensation granted to the Covered Executive.

In light of the Company’s successful fundraising in September 2024 and Mr. Ben-Yair's significant contribution to this process, it is proposed that the shareholders of the Company approve an additional two-month salary one-time special bonus for Mr. Ben-Yair in a total amount of 55,000 U.S. dollars in excess to the current compensation policy cap of seven month salary. This bonus exceeds the current compensation policy and is intended to recognize his exceptional efforts in driving the success of this important milestone.

It should be clarified that, based on the expected results for 2024, Mr. Ben-Yair may receive a bonus up to the maximum cap set forth in the Company’s compensation policy. Therefore, in order to enable the Company to reward him for these additional contributions, the proposed special bonus is presented for approval.

Compensation Committee and Board Considerations

When discussing the proposed resolution, the Compensation Committee and the Board of Directors, inter alia, took into consideration:

a)
The benefit inherent in the proposed resolution is expected to enhance the motivation of the CFO to further promote the Company’s business activities for the benefit of the Company and its shareholders. For the purpose of reviewing the proposed decisions, attached as Appendix B is a copy of the comparative analysis conducted by Pay Governance LLC (independent firm that serves as a trusted advisor on executive compensation matters to board and compensation committees) of the terms of office and employment of the CEO and CFO in comparison to other CEOs and CFOs at companies comparable to the Company.

b)
The grant of the bonus to Mr. Ehud Ben-Yair, the Chief Financial Officer of the Company, is reasonable and appropriate, aligned with market conditions, and intended to promote the Company’s goals, work plan, and policies, while aligning the interests of the Company’s CFO with those of its shareholders.

c)	The one-time special bonus serves as an important retention tool for a key executive who has demonstrated consistent performance since joining TAT in 2018.

d)	The cost of the two-month salary bonus is justified given the significant financial benefits achieved through the fundraising effort and overall Company performance.

e)	The proposed one-time special bonus is in exception to the current compensation policy of the Company.

f)	The proposed one-time special bonus is appropriate, reasonable, and in the best interest of the Company, and it does not have an adverse effect on labor relations within the Company.

Therefore, our Compensation Committee and our Board of Directors recommend that our shareholders vote “FOR" this resolution.

It is therefore proposed that at the Meeting the shareholders adopt the following resolution:

"RESOLVED, TO APPROVE THE GRANT OF A ONE-TIME SPECIAL BONUSE EQUIVALENT TO TWO MONTHLY SALARIES FOR MR. EHUD BEN-YAIR, THE CHIEF FINANCIAL OFFICER OF TAT, AS AN EXCEPTION TO THE COMPANY'S COMPENSATION POLICY."

ITEM 4: APPROVAL OF THE GRANT OF OPTIONS TO PURCHASE SHARES OF THE COMPANY TO MR. AMOS MALKA, THE ACTIVE CHAIRMAN OF THE BOARD OF DIRECTORS OF THE COMPANY.

The Companies Law requires that the terms of service and employment of a director be approved by the company’s compensation committee, the Board of Directors and the shareholders of the company, except in the limited circumstances set forth in the Companies Law.

It is proposed to grant 50,000 Options of the Company to Mr. Amos Malka, the active chairman of the Board of Directors of the Company (replacing his previous Option grant approved by our Annual General Meeting held on June 23, 2016.

Mr. Amos Malka was elected as active chairman of our Board of Directors in June 2016. In light of his significant contribution to the Company, it is proposed that the shareholders approve the issuance of Options to Mr. Amos Malka, as described below, in recognition of his continued efforts and leadership in the Company.

When discussing the proposed grant of Options to Mr. Amos Malka, the compensation committee and the Board of Directors took into consideration, inter alia: (a) Mr. Amos Malka has been the Company’s active chairman from June 2016 until today and has demonstrated exceptional leadership during this period; (b) Mr. Malka's extensive experience and industry expertise have significantly contributed to the Company's strategic direction and growth; (c) the options' exercise price is congruent with the Company's benefit and the Company's overall strategy over time; (d) the grant of options complies with the Company's compensation policy; and (e) the vesting schedule promotes long-term retention and alignment with shareholder interests.

The proposal is to grant Mr. Amos Malka 50,000 Options to purchase 50,000 of our Ordinary Shares (the “Options”).  The Options are exercisable at a price per share of US$ 29.93, which is higher by 5% above the closing price on the day before the BOD meeting date (February 4, 2025) (which is 28.5 US$).  The Options will vest during a term of four years as follows: (1) 25% of the Options shall vest after 12 months of the date of grant; and (2) 6.25% of the Options shall vest at the end of each 3 months after the first anniversary of the date of grant, as long as Mr. Malka's service with the Company continues and will remain exercisable for 90 days following cessation or termination of his services with the Company (other than for cause). The Options will expire on the seventh (7) anniversary of the date of the grant.

The total value of the Options is approximately 700,000 US$ (14$ value per Option) as of the date of the Board of Directors' approval of the equity grant (according to a Black & Scholes model).

A full acceleration will be permitted in the event of death, disability, medical reasons or a change in control of the Company followed by the delisting of the Company's shares.

An acceleration of the next unvested period will be permitted in the event of change in control of the Company following a resignation or termination of employment of the officer (except in the case of Termination for Cause).

"Termination for Cause" means a termination of the employment of an officer following one or more of the following: embezzlement; theft; criminal offence; act involving moral turpitude; severe disciplinary breach; breach of fiduciary duties; other fundamental breach of the officer's employment agreement; or any other event which under applicable law enables terminating an employee's employment and entirely or partially denying severance payments or prior notice redemption.

The grant of the Options exceeds the provisions of the Company’s current compensation policy. However, subject to the approval of the proposed changes to the compensation policy, the grant will comply with the Updated Compensation Policy.

Pursuant to its agreement with Mr. Amos Malka, the Company’s active chairman of the Board of Directors, the Company paid Mr. Malka a monthly fee of NIS 50,000 plus VAT and is not currently entitled to receive any bonus.

Our Compensation Committee and our Board of Directors recommend that the shareholders will vote “FOR" this resolution.

It is therefore proposed that at the Meeting the shareholders adopt the following resolution:

"RESOLVED, TO APPROVE THE GRANT OF 50,000 OPTIONS TO MR. AMOS MALKA, THE ACTIVE CHAIRMAN OF THE BOARD OF DIRECTORS OF THE COMPANY, AS AN EXCEPTION TO THE COMPENSATION POLICY OF THE COMPANY, EXERCISABLE INTO ORDINARY SHARES OF THE COMPANY AS DESCRIBED HEREIN."

ITEM 5: APPROVAL OF THE AMENDED AND RESTATED COMPANY'S 2022 STOCK OPTION PLAN.

Our 2022 stock option plan was filed as an Exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-268906), with the Securities and Exchange Commission on December 20, 2022.

As of this date, the Company has two existing Stock Option Plans: 2012 Stock Option Plan and 2022 Stock Option Plan.

As of December 31, 2024, under the 2012 Stock Option Plan, there are currently 491,755 options, and under the 2022 Stock Option Plan, there are 485,625 options. In total, 977,380 options representing approximately 8% of the Company’s fully diluted equity.

It is proposed that the Company's shareholders will approve the amended and restated company's 2022 Stock Option Plan (the "Amended and Restated Company's 2022 Stock Option Plan"). The proposed Amended and Restated 2022 Stock Option Plan, marked to show the proposed changes from the existing option plan, is attached as Appendix C hereto.

The main amendment in the Amended and Restated Company's 2022 Stock Option Plan is as follows: Increase the maximum number of Ordinary Shares of the Company that may be issued under the Amended and Restated Company's 2022 Stock Option Plan by an additional 200,000 Ordinary Shares, such that after the increase, the original option pool after the additional Ordinary Shares will equal a total of 750,000 Ordinary Shares.

As of December 31, 2024, 491,755 options remain available for allocation. Given the need to retain and attract high-quality employees, create long-term employee incentives, ensure flexibility in key personnel recruitment, and align the option pool with the Company’s growth, it is proposed to expand the 2022 Stock Option Plan as detailed above.

Our Board of Directors recommends that you vote “FOR" this resolution.

 It is therefore proposed that at the Meeting the shareholders adopt the following resolution:

"RESOLVED, TO APPROVE, THE AMENDED AND RESTATED COMPANY'S 2022 STOCK OPTION PLAN IN THE FORM ATTACHED AS APPENDIX C HERETO".

ITEM 5: APPROVAL OF AN INCREASE IN THE AUTHORIZED SHARE CAPITAL OF THE COMPANY AND THE CORRESPONDING AMENDMENT OF THE ARTICLES OF ASSOCIATION OF THE COMPANY TO REFLECT THIS CHANGE.

Currently, The Company's authorized share capital consists of 13,000,000 Ordinary Shares with no par value per share.

In the Company’s view, including consideration of the currently exercisable options, the Company’s size, and in order to address the business and financial needs of the Company, including its ongoing business operations, the Company’s shareholders are requested to approve the increase of the registered share capital.

It is proposed that the General Meeting of shareholders approve an amendment to the Company's Articles of Association to increase the authorized share capital of the Company by an additional 2,000,000 Ordinary Shares, bringing the total authorized share capital to 15,000,000 Ordinary Shares.

For the shareholders’ review, attached as Appendix D is a marked copy of the Company’s Articles of Association reflecting the proposed amendment.

Our Board of Directors recommends that you vote “FOR" this resolution.

It is therefore proposed that at the Meeting the shareholders adopt the following resolution:

"RESOLVED, TO APPROVE AN INCREASE IN THE AUTHORIZED SHARE CAPITAL OF THE COMPANY BY 2,000,000 ORDINARY SHARES, AND TO AMEND THE ARTICLES OF ASSOCIATION OF THE COMPANY ACCORDINGLY TO REFLECT THIS CHANGE."

OTHER BUSINESS

The Management knows of no other business to be acted upon at the Meeting. However, if any other business properly comes before the Meeting, the persons named in the enclosed proxy will vote upon such matters in accordance with their best judgment.

Should changes be made to any Item on the agenda for the Meeting after the publication of this Proxy Statement, we will communicate the changes to our shareholders through the publication of a press release, a copy of which will be filed with the Securities and Exchange Commission on Form 6-K and with the Israeli Securities Authority.

By the Order of the Board of Directors,
/s/ Ehud Ben-Yair, CFO Dated: February 11, 2025

APPENDIX A
Proposed Updated Compensation Policy Marked

Executives & Directors Compensation Policy

I.	OVERVIEW

1.	Definitions

Company	TAT TECHNOLOGIES LTD.

Law	The Israeli Companies Law 5759-1999 and any regulations promulgated under it, as amended from time to time.

Amendment 20	Amendment to the Law which was entered into effect on December 12, 2012.

Compensation Committee	A committee appointed in accordance with section 118A of the Law.

Office Holder	Director, CEO, any person filling any of these positions in a company, even if he holds a different title, and any other excutive subordinate to the CEO, all as defined in section 1 of the Law.
Executive	Office Holder, excluding a director.

Terms of Office and Employment
Terms of office or employment of an Executive or a Director, including the grant of an exemption, an undertaking to indemnify, indemnification or insurance, separation package, and any other benefit, payment or undertaking to provide such payment, granted in light of such office or employment, all as defined in section 1 of the Law.

Total Cash Compensation	The total annual cash compensation of an Executive, which shall include the total amount of: (i) the annual base salary; and (ii) the On Target Cash Plan.
Equity Value
The annual total equity value  will be calculated on a linear basis, based on the equity value (valued using the same methodology used in the financial statements of the Company on the date of approval of the Equity Based Components by the Company's Board of Directors) divided by the number of vesting years.

Total Compesation	The Total Cash Compensation and the annual Equity Value.
Base Salary Additional Benefits
Monthly gross salary and/or monthly management fees, including related benefits, paid to the officer in consideration for their work.

Shell includes, inter alia, social benefits as prescribed by law (pension savings, contributions towards severance pay, contributions towards training fund, vacation pay, sick leave, recreation pay, etc.) and related benefits, such as company vehicle/vehicle maintenance, telephone expenses, gifts on public holidays, etc., not take into account Relocation expenses.

;

Fixed Compensation	Base Salary and Additional Benefits

2.	General

2.1.
This compensation policy ("the Policy"), was formulated during an internal process conducted at the Company in compliance with the provision of Amendment 20, and is based on the Company's will to properly balance between its will to reward Office Holders for their achievements and the need to ensure that the Total Compensation is in line with the Company's benefit and overall strategy over time.

2.2.
The purpose of the Policy is to set guidelines for the compensation manner of the Company's Officer Holders. The Company's management and its Board of Directors deem all of the Office Holders of the Company as partners in the Company's success and consequently, derived a comprehensive view with respect to the Company's Office Holders' Compensation. This document presents the indices that derived from the principles of the formulated Policy, as specified hereunder.

2.3.
It is hereby clarified that no statement in this document is intended to vest any right to the Office Holders to whom the principles of the Policy apply, or to any other third party, and not necessarily will use be made of all of the components and ranges presented in this Policy.

2.4.
The indices presented in the Policy are intended to prescribe an adequately broad framework that shall enable the Compensation Committee and Board of Directors of the Company to formulate a personal Compensation Plan for each office Holder or a particular compensation component according to individual circumstances (including unique circumstances) and according to the Company's needs, in a manner that is congruent with the Company's benefit and the Company's overall strategy over time.

2.5.
The Policy is intended to align between the importance of incentivizing Executives to reach personal targets and the need to assure that the overall compensation meets our Company's long term strategic performance and financial objectives. The policy provides our Compensation Committee and our Board of Directors with adequate measures and flexibility, to tailor each of our Executive's compensation package based, among others, on geography, tasks, role, seniority, and capability.

2.6.	The Policy shall provide the Board of Directors with guidelines for exercising discretion under the Company’s equity plans.

2.7.
For the avoidance of doubt, it is clarified that in case of any amendment made to provisions of the Law and any other relevant rules and regulations in a manner that will facilitate the Company regarding its actions related to Officer compensation, the Company may be entitled to follow these provisions even if they contradict the principles of this Compensation Policy.

2.8.
This Compensation Policy does not derogate from any agreements or compensation terms approved prior to the approval of this Compensation Policy. It is hereby clarified that if the Company shall acquire another company or new activity, then the compensation terms of mangers of such acquired company or activity that become, after the acquisition Office Holders in the Company, shall not change for a period of six (6) months after the acquisition (even if their compensation terms exceed the limitations on compensation set forth in this Policy).  During such six-month period, the Company will make reasonable efforts to revise their compensation terms in accordance with applicable law. Notwithstanding the foregoing, if the compensation terms of such mangers exceed the limitations on compensation set forth in this Policy, and the Company cannot amend such compensation after making reasonable efforts to do so, then the compensation of such managers of the acquired entity may not be amended in accordance with the terms of the Policy.

3.	Principles of the Policy

3.1.	The Policy shall guide the Company’s management, Compensation Committee and Board of Directors with regard to the Office Holders' compensation.

3.2.
The Policy shall be reviewed from time to time by the Compensation Committee and the Board of Directors, to ensure its compliance with applicable laws and regulations as well as market practices, and its conformity with the Company’s targets and strategy. As part of this review, the Board of Directors will analyze the appropriateness of the Policy in advancing achievement of its goals, considering the implementation of the Policy by the Company during previous years.

3.3.
Any proposed amendment to the Policy shall be brought up to the approval of the Shareholders of the Company and the Policy as a whole shall be re-approved by the Shareholders of the Company at least once every three years, or as otherwise required by Law. However, to the extent permitted by law, if the shareholders shall oppose approving the Policy, the Compensation Committee and Board of Directors shall be able to approve the Policy, after having held another discussion of the Policy and after having determined, on the basis of detailed reasoning, that, notwithstanding the opposition of the shareholders, the adoption of the Policy is for the benefit of the Company.

3.4.	The compensation of each Office Holder shall be subject to mandatory or customary deductions and withholdings, in accordance with the applicable local laws.

II.	Executive Compensation

4.
When examining and approving Executives’ Terms of Office and Employment, the Compensation Committee and Board members shall review the following factors and shall include them in their considerations and reasoning:

4.1.	Executive’s education, skills, expertise, professional experience and specific achievements.

4.2.	Executive’s role and scope of responsibilities and in accordance with the location in which such Executive is placed.

4.3.	Executive’s previous compensation.

4.4.	The Company’s performance and general market conditions.

4.5.
The ratio between Executives' compensation, including all components of the Executives' Terms of Office and Employment, and the salary of the Company’s employees, in particular with regard to the average and median ratios, and the effect of such ratio on work relations inside the Company, as defined by the Law.

The annual Total Compensation (or annualized, for other than a full time position) of the Company's CEO, active Chairman1 and Executive in terms of full time position shall not exceed 15 times, 30 times and 15 times, respectively, the average annual salary and the median annual salary of the Company's employees.

4.6.
Comparative information, as applicable, as to former Executives in the same position or similar positions, as to other positions with similar scopes of responsibilities inside the Company, and as to Executives in peer companies. The peer group for the purpose detailed below shall include not less than 4 public companies listed on the Tel Aviv Stock Exchange ("TASE") similar in parameters such as total revenues, market cap, industry and number of employees. The comparative information, as applicable, shall address the base salary, target cash incentives and equity and will rely, as much as possible, on reputable industry surveys.

The Company may use such comparative information in the event a new Executive is offered a Total Compensation exceeding 25% of its predecessor in the Company.

Notwithstanding the foregoing, a non-material change in the terms of employment of an Officer who is subordinate to the Company's CEO shall not require the approval of the Compensation Committee and Board (if applicable), if it was approved by the Company's CEO and all the following conditions are met: (1) a non-material change in the terms of employment of an Officer as stated in section 272(c) of the Law, within a limit of up to 10% per year, relative to the year before, of the Officer's terms, shall be approved by the Company's CEO and by any other organ as required by law; and (2) the terms of employment conform to this  Compensation Policy.

~~5.~~	4.7.	The compensation of each Executive shall be composed of, some or all, of the following components:

~~5.1.~~	a)	Fixed components, which shall include, among others: base salary and benefits as may be customary under local customs.

~~5.2.~~ 	b)	Variable components, which may include: cash incentives and equity based compensation.

1 Should one be appointed.

~~5.3.~~ 	c)	Separation package;

~~5.4.~~	d)	Directors & Officers (D&O) Insurance, indemnification and exemption; and

~~5.5.~~ 	e)	Other components, which may include: change in control, relocation benefits, special bonus, etc.

~~6.~~ 	4.8.
Our philosophy is that our Executives’ compensation mix shall comprise of, some or all, of the following components: annual base salary, performance-based cash incentives and long-term equity based compensation, all in accordance with the position and responsibilities of each Executive, and taking into account the purposes of each component, as presented in the following table:

Compensation Component	Purpose	Compensation Objective Achieved

Annual base salary	Provide annual cash income based on the level of responsibility, individual qualities, past performance inside the Company, past experience inside and outside the Company.	• Individual role, scope and capability based compensation • Market competitiveness in attracting Executives.

Performance-based cash incentive compensation	Motivate and incentivize individual towards reaching Company, department and individual's periodical and long-term goals and targets.	• Reward periodical accomplishments • Align Executive’ objectives with Company, department and individual's objectives • Market competitiveness in attracting Executives

Long-term equity-based Compensation	Align the interests of the individual with the Shareholders of the Company, by creating a correlation between the Company’s success and the value of the individual holdings	• Company performance based compensation • Reward long-term objectives • Align individual's objectives with shareholders’ objectives

~~7.~~ 	4.9.	The compensation package shall be reviewed with each Executive at least once a year, or as may be required from time to time.

5.	Fixed compensation ~~Base Salary:~~

~~8.1.~~	5.1.	The ~~base salary~~Fixed Compensation shall be determined in accordance with the criterias and considerations as detailed in Section 4 above and shall be approved by the Compensation Committee.

~~8.2.~~	5.2.	The ~~base salary~~Fixed Compensation shall not be automatically linked.

~~8.3.~~	5.3.	The ~~maximum monthly base salary~~annual Fixed Compensation for an Office

Holder shall be as follows:

Executive Level	Maximum
Active Chairman	NIS ~~50K~~600K (for 35% of a full time position and a proportion of this amount to a different percentage of services).
CEO	~~NIS 105K~~US$ 470 K (for a full time position)).
Other Executives
(1) In Israel -   NIS  ~~66K~~1,095 K (for a full time position); and  (2) Outside of Israel   -   with respect to a Chief Executive Officer and or Presidents of a subsidiary and or General Manager of the Company and Executives outside of Israel - US$  ~~27.5K~~410 K (for a full time position).

The above maximum  ~~base salary~~Fixed Compensation shall be examined annualy.

Any deviation from the detailed above with regard to the CEO and/or Active Chairman, shall be brought for the approval of the Compensation Committee, the Board of Directors and the General Meeting of the Company prior to entering into a binding agreement (unless specified otherwise in the Law).

A deviation exceeding 15% of the detailed above with regard to an Executive (excluding CEO and Active Chairman) shall be brought for the approval of the Compensation Committee and the Board of Directors prior to entering into a binding agreement.

Without derogating from the above, a maximum annual raise of up to 5% with regard to an Executive's ~~base salary~~Fixed Compensation  in a particular year, excluding variable compensation, shall not be deemed a material change of his/her terms of employement, and therefore, shall require the approval of the Compensation Committee only.

5.4.
In the event an Office Holder provides services to the Company as an independent contractor or via a management company controlled by said Office Holder, and get paid through the issuance of an invoice, then the provisions of the Policy shall apply to him/her mutatis mutandis and for all purposes in this policy, the base salary for such an Office Holder shall be extracted from actual payment based on normal rate of employment cost.

~~8.4.~~	5.5.
In order to ensure allignment of all components of the Total Compensation, the appropriate ratio between the Fixed compensation of Office Holders' and their Variable Compensation, in terms of full time position for a given year, are as detailed below:

Variable Compensation
Executive Level	Cash incenstive compensation	Long term equity based compensation
Active Chairman	Up to ~~3monthly base salaries~~3 monthly Fixed Compensation or the equivalent thereof.	Up to ~~9monthly base salaries~~13 monthly Fixed Compensation or the equivalent thereof.
CEO	Up to ~~9~~6.7 monthly ~~base salaries~~Fixed Compensation or the equivalent thereof.	Up to  ~~9~~ 18.3 monthly ~~base salaries~~Fixed Compensation or the equivalent thereof.
Directors	NONE.	See section ~~9.9.~~12 below
Other Executives	Up to ~~7~~6 monthly ~~base salaries~~Fixed Compensation or the equivalent thereof.	Up to  ~~7monthly base salaries~~15.4 monthly Fixed Compensation or the equivalent thereof.

The actual Variable Compensation ratios shall not exceed from the ratios in the above table (which represent the desired optimal combination of compensation as the actual ratio may vary according to the performance of the Company in a given year.

5.6.	Benefits:

~~8.5.~~ 	5.6.1.	Benefits granted to Executives shall include any mandatory benefit under applicable law, as well as, part or all, of the following components:

~~8.5.1.~~	5.6.2.	Pension plan/ Executive insurance as customary.

~~8.5.2.~~	5.6.3.	Benefits which may be offered as part of the general employee benefits package (such as: pension fund, study fund) in accordance with the local practice of the Company.

~~8.5.3.~~	5.6.4.	An Executive will be entitled to sick days and other special vacation days (such as recreation days), as required under local standards and practices.

~~8.5.4.~~	5.6.5.
An Executive will be entitled to vacation days, in correlation with the Executive’s seniority and position in the Company (generally up to 30 days annualy), and subject to the minimum vacation days requirements per country of employment as well as the local national holidays.

~~8.5.5.~~	5.6.6.	Reasonable expenses, including vehicle, daily newspaper, cellphone and meals.

~~9.~~ 	6.	Variable Components

~~9.1.~~	6.1.
When determining the variable components as part of an Executive's compensation package, the contribution of the Executive to the achievement of the Company’s goals, revenues, profitability and other key performance indicators ("Targets") shall be considered, taking into account Company and department’s long term perspective and the Executive’s position.

~~9.2.~~ 	6.2.
Variable compensation components shall be comprised of (i) cash components which shall be mostly based on measurable criteria or non-measurable targets; and (ii) equity components, all taking into consideration periodical and a long term perspective.

~~9.3.~~	6.3.	The Board of Directors shall have the absolute discretion to reduce or cancel any cash incentive.

~~Cash Incentives~~

~~9.4.~~	6.4.	Variable Cash Incentive Plan

~~9.4.1.~~	6.4.1.
The Compensation Committee and Board of Directors may adopt, from time to time, a Cash Incentive Plan, which will set forth for each Executive targets which form such Executive's on target Cash payment (which shall be referred to as the “On Target Cash Plan”) and the rules or formula for calculation of the On Target Cash Plan payment once actual achievements are known.

~~9.4.2.~~	6.4.2.
The Compensation committee and Board of Directors may include, inter- alia, in the On Target Cash Plan predetermined thresholds and caps, to corelate an Executive’s On Target Cash Plan payments with actual achievements.

~~9.4.3.~~	6.4.3.
The annual On Target Cash Plan actual payment for the Active Chairman, the CEO and other Executives in a given year shall be capped as determined by our Board of Directors, but in no event shall exceed the ratio set forth in the table in clause 5.5 above.

~~9.4.4.~~	6.4.4.
The CEO, Active Chairman and other Executives' individual On Target Cash Plan may be composed based on the mix of (i) the Company Target (as defined below); (ii) Personal Target; and (iii) Personal Evaluation. The weight to be assigned to each of the components per each of the executives shall be as set forth in the table below.

	Active Chairman	CEO	Other Executives
Company Target	100%	75% - 100%	50% - 100%
Personal Target	NONE	NONE	0% - 30%
Personal Evaluation	NONE	0% - 25%	0% - 20%

The Company’s Target shall be determined in accordance with all or part of the following pre-determined targets: (1) Sales budget, in accordance with the Company’s annual budget; (2) Gross Profit, in accordance with the Company’s budget; (3) Operating Profit, in accordance with the Company’s annual budget; (4) Net Income, in accordance with the Company’s annual budget; (5) EBITDA; and (6) Net cash from operating activities,, in accordance with the Copany’s annual budget ("the Company Target"). If a Company Target shall apply to a Chief Executive Officer or a President of a subsidiary of the Company, such target may be applied up to 100% with respect to the financial results of the relevant subsidiary, and the remaining bonus with respect to the financial results of the Company and its subsidiaries on a consolidated basis.

Notwithstanding the foregoing, the Board may determine to exclude certain profits or loss items from the Company Target including, but not limited to, ceratin expenses related to acquisition of a new company, certain expenses related to distribution of dividend, certain items of revenue or any other items per the Board’s sole discretion.

With regard to each one of the Company's measurable targets, reference points shall be determined in terms of numerical values, so that compliance with the precise numerical target as determined in the On Target Cash Plan shall constitute compliance with 100% of the target, and also, numerical values shall be determined which will constitute the lower threshold for compliance with the target. The actual rate of compliance with the targets shall be calculated in accordance with the said reference points.

It is clarified that failure to comply with the minimum threshold of at least 75% of a specific target shall not entitle the Executive to payment of a bonus in respect of the said target.

In the event of compliance at a rate of 75% or more with a specific target, the annual On Target Cash Plan shall be calculated in accordance with a key (i.e. Linear, Steps, etc.) which shall determine – in relation to the point of compliance with the target – the amount of the bonus in terms of a percentage of the Executive annual base salary, all as shall be set forth in the On Target Cash Plan. In this respect, the Compensation Committee and the Board of Directors shall have the right to determine a higher (but not lower) entitltlement threshold.

~~9.4.5.~~	6.4.5.
Without derogating from the foregoing, the annual bonus may be conditional on financial or other threshold conditions in accordance with a list of measurable targets that will be determined by the board of directors of the Company from time to time, such as sales turnover, gross profit, operating profit, pre-tax profit, net profit and relevant operating targets, as determined for the Other Executives, such as compliance with budgetary targets, level of inventory, collections and profitability targets, and so forth (If such threshold condition is determined), failure to meet the lower threshold for the distribution of an annual bonus will mean that an annual bonus will not be earned (the "Annual Bonus Threshold").

~~9.4.6.~~	6.4.6.
Notwithstanding the foregoing, the board of directors may, in exceptional cases, following the recommendation of the CEO of the Company, approve the grant of a partial bonus, notwithstanding that the Annual Bonus Threshold has not been met in an amount of up to 3 salaries. This will be under special circumstances in which, in light of the efforts of the Executive and his great investment in his position in the previous year, it is decided that it is appropriate to award the Executive with the bonus in the framework of the Executive’s compensation, notwithstanding the failure to meet the Annual Bonus Threshold so as to incentivize him and compensate him in respect of his investment in the Company.

With regard to the Company's Executives, excluding its Active Chairman and the CEO, their Personal Targets for the On Target Cash Plan shall be determined annualy by the Compensation Committee and the Board of Directors ("the Personal Target"). Such targets may include compliance with the Company's budget, operational efficiency, inventory management, new sales, existing customers, financial management, collection, etc.

With regard to each one of the Personal measurable targets, reference points shall be determined in terms of numerical values, so that compliance with the precise numerical target as determined in the On Target Cash Plan shall constitute compliance with 100% of the target, and also, numerical values shall be determined which will constitute the lower threshold for compliance with the target. The actual rate of compliance with the targets shall be calculated in accordance with the said reference points.

It is clarified that failure to comply with the minimum threshold of at least 75% of a specific target shall not entitle the Executive to payment of a bonus in respect of the said target. In the event of compliance at a rate of 75% or more with a specific target, the annual On Target Cash Plan shall be calculated in accordance with a key (i.e. Linear, Steps, etc.) which shall determine – in relation to the point of compliance with the target – the amount of the bonus in terms of a percentage of the Executive annual base salary, all as shall be set forth in the On Target Cash Plan.

~~9.4.7.~~	6.4.7.
Personal evaluation: the Company's CEO shall present his personal evaluation of Executive reporting to the CEO to the Company's Compensation Committee and to the Board of Directos. This evaluation shall relate, inter alia, to nonfinancial indices, including the Executive's long term contribution and his/her long term performance. The CEO's personal evaluation shall be presented to the Compensation Committee and to the Board of Directors by the Chairman of the Board, according to the evaluation principles set above with relation to all other Executives.

~~9.4.8.~~	6.4.8.
It is hereby clarified that the aggregate weight to be assigned to all five of the aforesaid categories in a cash incentives formula shall be 100% and in no event shall exceed the ratio set forth in the table in clause 5.5 above.

The breakdown of the targets in each measurable category and the relative weight of each of the measurable categories shall be tailored to each Executive individually, no later than approval of the Company's annual consolidated audited financial reports, depending on the seniority of the Executive and the organizational division to which the Executive is assigned or that is under his purview.

It is hereby clarified, that a maximum change of 10% of the relative weight of each of the measurable categories shall not be deemed a material change in the terms of employement.

~~9.4.9.~~	6.4.9.
In the event that the Company's strategic targets shall be amended by the Board of Directors during a particular year and/or there is a change to the Executive’s responsibilities and/or scope of employment - the Board of Directors shall have the authorization to determine whether, and in which manner, such amendment shall apply to the On Target Cash Plan.

~~9.4.10.~~	6.4.10.
The Board of Directors will be authorized to define certain events as exceptional and extra-ordinary to the Company’s ordinary course of business, in which case the compensation committee will have the ability to adjust their impact when calculating any of the Company’s targets and Personal Targets. It shall be noted that Company’s Targets and/or Personal Targets impacted by this section with respect to the Active Chairman and CEO, shall be brought for the approval of the General Meeting in accordance with the Law.

~~9.4.11.~~	6.4.11.
The entitlement to the On Target Cash Plan in respect of a particular year shall be conferred on an Executive where such Executive rendered services or was employed with the Company for a period of at least 6 months during that particular year - and the amount thereof shall be relative to the period of employment with the Company during that particular year.

~~9.4.12.~~	6.4.12.
In the event of termination of the relationship following "Cause" as defined below, such Executive shall not be entitled to any payments in accordance with his/her On Target Cash Plan which have not yet been paid prior to the date of said termination, unless otherwise determined by the Board of Directors.

"Cause" means the following: termination due to: (i) an Executive's conviction of, or plea of guilty or nolo contendere to, a felony (ii) performance by an Executive of an illegal act, dishonesty, or fraud which could cause significant economic injury to the Company; (iii) an Executive's insubordination, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company; (iv) continuing willful and deliverate failure by the Executive to perform the Executive's duties in any material respect, provided that the Executive is given notice and an opportunity to effectuate a cure as determined by the Company; or (v) an Executive's willful misconduct with regard to the Company that could have a material adverse effect on the Company.

~~9.4.13.~~	6.4.13.
For the avoidance of doubt, it is hereby clarified that payments under the On Target Cash Plan shall not be deemed to be a salary, for all intents and purposes, and it shall not confer any social rights.

~~9.4.14.~~	6.4.14.
The Company will include in its year-end filings (i.e. Annual 20F), with respect to the Active Chairman and the CEO, an explanation as to how their On Target Cash Plan was calculated, including: their predetermined Company Targets, Personal Targets and Personal Evaluation for that particular year; the mix and weights; and the extent of achieving them.

6.5.	Equity Based Compensation

~~9.5.~~	6.5.1.
The Company may grant its Executives, from time to time, equity based compensation, which may include any type of equity, including, without limitation, any type of shares, options, restricted share units (RSUs), share appreciation rights, restricted shares or other shares based awards (“Equity Based Components”), either under the Company's existing Stock Option Plan or future equity plan (as may be adopted by the Company), and subject to any applicable law.

~~9.6.~~	6.5.2.
The amount of equity based compensation granted via RSUs units and restricted shares, will not exceed the amount of 25% of the equity based compensation or the maximum Annual Value equal to the cost of three (3) Base Salaries of the officer to which the equity based compensation was granted.

~~9.7.~~	6.5.3.	The Company believes that it is not in its best interest to limit the exercise value of Equity Based Components.

~~9.8.~~	6.5.4.
Equity Based Components for Executives shall be in accordance with and subject to the terms of our existing or future equity plan and shall vest in installments throughout a period which shall not be shorter than 3 years with at least a 1 year cliff taking into account adequate incentives in a long term perspective.

~~9.9.~~	6.5.5.
The total yearly Equity Value granted shall not exceed with respect to the Active Chairman, the CEO and each other Executive, at the time of approval by the Board of Directors the appropriate ratio set forth in clause 5.5 above.

~~9.10.~~	6.5.6.
The total yearly Equity Value granted to any non-executive Directors  (determined based on generally accepted accounting principles applicable to the Company) shall not exceed (based on accepted valuation methods), 50% of the total value of the fixed directors’ compensation, incuding per meeting compensation, per vesting annum.

~~9.11.~~	6.5.7.	The maximum dilution as a result of grant of the equity based compensation to Executives shall not exceed 15%.

~~9.12.~~	6.5.8.	The Board may determine a mechanism of acceleration of vesting:

~~9.12.~~	6.5.9.	A full acceleration will be permitted in the event of death, disability, medical reasons or a change in control of the Company followed by the delisting of the Company's shares;

~~9.12.~~	6.5.10.
An acceleration of the next unvested period will be permitted in the event of change in control of the Company following a resignation or termination of employment of the officer (except in the case of Termination for Cause).

"Termination for Cause" means a termination of the employment of an officer following one or more of the following: embezzlement; theft; criminal offence; act involving moral turpitude;  severe disciplinary breach; breach of fiduciary duties; other fundamental breach of the officer's  employment agreement; or any other event which under applicable law enables terminating an employee's employment and entirely or partially denying severance payments or prior notice redemption.

~~9.13.~~	6.5.11.
The exercise price of the options granted shall be determined by the Company and shall not be less than the higher of (a) 5% above the average closing price of the Company's share in the 30 trading days preceding the date of the Board of Directors' approval of the equity grant; (b) 5% above the share price on the date of the Board of Directors' approval of the equity grant.

~~9.14.~~	6.5.12.
In the event of the termination of the employer – employee relationship or rendering services to the Company's group during the relevant year, the grantee shall be entitled to the options which were allocated in his/her regard, where the date of entitlement in respect of the said options occurred prior to the date of the actual termination, and to exercise them into shares of the Company up until the earlier of: (1) 90 days from the date of the actual termination; (2) the expiration of their exercise period. The grantee shall be entitled to count the shares which were allocated for him only if the date of entitlement in respect thereof occurred prior to the date of the actual termination.

~~9.15.~~	6.5.13.
In the event of the termination of the relationship following Cause– and even if the date of entitlement to the options has fallen due, in whole or in part, and they have not yet been exercised into shares, the options which have not yet been exercised prior to the expiration of the exercise period shall expire.

~~9.16.~~	6.5.14.	For the avoidance of doubt, it is hereby clarified that the annual equity compensation shall not be deemed to be a salary, for all intents and purposes, and it shall not confer any social rights.

~~10.~~	7.	Separation Package

~~10.1.~~	7.1.
The following criteria shall be taken into consideration when determining Separation Package: the duration of employment of the Active Chairman or the Executive, the terms of employment, the Company’s performance during such term, the Executive’s contribution to achieving the Company’s goals and revenues and the retirement’s circumstances.

~~10.2.~~	7.2.
Other than payments required under any applicable law, local practices, transfer or release of pension funds, manager's insurance policies, etc. - the maximum Separation Package of each Executive, CEO or the Active Chairman shall not exceed the value of 25% the Total Compensation of such an Executive, CEO or Active Chairman, respectively.

~~11.~~	8.	Notice Period in Termination

As a guideline, the notice period for the termination of an Executive shall not exceed six months or payment in lieu of such notice. During the notice period, the Executive shall be required to continue his services or employment with the Company, unless otherwise determined by the Board of Directors.

~~12.~~	9.	Others

~~12.1.~~	9.1.
Relocation– additional compensation pursuant to local practices and law may be granted to an Executive under relocation circumstances. Such benefits shall include reimbursement for out of pocket one time payments and other ongoing expenses, such as housing allowance, schooling allowance, car or transportation allowance, home leave visit, health insurance for executive and family, etc, all as reasonable and customary for the relocated country and in accordance with the Company's relocation practices, as shall be approved by the Compensation Committee and Board of Directors. Our Compensation Committee and our Board of Directors may approve, from time to time, fair and reasonable global relocation expense reimbursement to Executive in amoun up to $135,000 annually. This reimbursement constitutes a final and comprehensive global relocation expense allowance that covers all of the Executives relocation expenses. Any request for relocation reimbursement of additional expenses from the Company will be subject to special approval.

~~12.2.~~	9.2.
Special Bonus - Our Compensation Committee and our Board of Directors may approve, from time to time, with respect to any Executive, if they deem required under special circumstances or in case of an exceptional contribution to the Company, including, among others, in cases of retention or attraction of a new Executive or consummation of an acquisition by or of the Company or the sale or spin off of any material asset of the Company, the grant of a onetime cash incentive, of up to three monthly salaries or the equivalent thereof.

~~13.~~	10.	Clawback Policy

~~13.1.~~	10.1.
In the event of a restatement of the Company’s financial results, we shall seek reimbursement from our Office Holders of any payment made due to erroneous restated data, with regards to each Office Holder’s Terms of Office and Employment that would not otherwise have been paid. The reimbursement shall be limited to such payments made during the 3-years period preceding the date of restatement. The above shall not apply in case of restatements that reflect the adoption of new accounting standards, transactions that require retroactive restatement (e.g., discontinued operations), reclassifications of prior year financial information to conform to the current year presentation, or discretionary accounting changes.

~~13.2.~~	10.2.
Our Compensation Committee and Board of Directors shall be authorized to seek recovery to the extent that (i) to do so would be unreasonable or impracticable; or (ii) there is low likelihood of success under governing law versus the cost and effort involved.

III.	Director Remuneration:

Our directors may be entitled to remuneration composed of cash compensation which includes annual fee and meeting participartion fee, as well as equity based compensation, as an incentive for their contribution and efforts as directors of the Company.

~~14.~~	11.	Cash Compensation:

~~14.1.~~	11.1.
The Company’s non-executive directors may be entitled to receive an annual cash fee and a participation fee for each meeting in accordance with the amounts set forth in the Companies Regulations (Rules Regarding Compensation and Expense Reimbursement of External Directors) -2000 ("the Compensation Regulations"), and taking into account their definition as "expert director" according to the Compensation Regulations.

~~14.2.~~	11.2.
The Company’s directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the Board of Directors and of any Committees of the Board of Directors, all in accordance with the Compensation Regulations.

~~15.~~	12.	Equity Based Compensation:

The Company’s non-executive directors, i.e. excluding external and independent, may be entitled to receive equal annual equity based compensation, which value shall not exceed at the time of grant 10% of the total annual cash fee detailed in section 11.1 above.

~~16.~~	13.	Active Chairman Compensation:

The Active Chairman may be entitled to a compensation in accordance with the criterias as detailed in Section 5, 6 and 7 above, in accordance with his/her scope of employment and relative maximum compensation. The Active Chairman's compensation shall be determined in accordance with his scope of activity, areas of responsibilities in the Company, as well as his experience and expertise. In any event, the total compensation of the Active Chairman shall not be less than the monthly compensation paid to a director in the Company.

IV.	Indemnification & Insurance

~~17.~~	14.
The Office Holders shall be entitled to a directors and officers indemnification up to the maximum amount permitted by law, D&O insurance as shall be approved at the Board of Director's discretion, all in accordance with any applicable law and the Company’s articles of association.

~~18.~~	15.	With respect to the D&O policy-

~~18.1.~~	15.1.
The D&O insurance may provide group insurance to the Company and its affiliates (only in respect of D&Os serving as such on behalf of the Company) and alongside the Company's D&O Insurance it is possible that D&Os of the affiliates may also be insured. In the event the D&O insurance shall provide such group insurance, the annual premium shall be relatively divided between the different companies based on the decision of the Company's management taking into account the recommendation of the Company's external insurance advisors.

~~18.2.~~	15.2.	The limits of liability shall not exceed USD 35 million.

~~18.3.~~	15.3.	The deductible shall not exceed USD 3,500,000.

~~18.4.~~	15.4.
The annual premium for the D&O policy shall be in accordance with market conditions. The Company shall retain the assistance of the Company's external isurance advisors in determining market conditions.

~~18.5.~~	15.5.
Any purchase of D&O insurance or its renewal during the term of this Policy shall not be brought to additional approval of the General Meeting provided that the Compensation Committee has approved that the purchased D&O insurance meets the conditions detailed above.

~~19.~~	16.	Each of our Office Holders shall be entitled to the same indemnification terms and insurance policy coverage, all as may be approved from time to time.

***

APPENDIX B
A copy of the Comparative Analysis Conducted by Pay Governance LLC

TAT Technologies Ltd.

Executive Compensation Pay Analysis

January 30, 2025

Presented by:	Patrick Haggerty, Partner
Pay Governance LLC Cell: 973-943-3339 patrick.haggerty@paygovernance.com

©2025 Pay Governance LLC. All rights reserved. Proprietary and Confidential. For Pay Governance LLC client use only.

 B - 2

Executive Summary

Executive Summary

Background

•	TAT Technologies Ltd. requested this study following the completion of relocating the company’s headquarters to the US and the fact that almost all TAT executives live and work in the US. TAT needs the flexibility to offer fair and competitive US-based compensation packages. Pay Governance independently developed a peer group of publicly-traded companies to serve as a framework of reference for competitive pay and design information

—	Publicly-disclosed data from the peers were be analyzed to understand competitive pay practices

Objective

•	Identify roughly 15-20 companies that are broadly representative of (i) TAT’s industry and revenue size and of (ii) the types of companies that might operate in TAT’s labor market for executive and outside director talent

•	Provide market data for future pay decisions and specifically understand gap in pay for TAT’s CEO and CFO compared to competitive market compensation data

Highlights of Potential Peer Group and Pay Analysis

•	All peer companies are located in the US

•	Primary focus was on Aerospace & Defense (A&D) companies, but we needed to include other similar industries to ensure adequate sample size of 15-20 companies

•	Limited peer group to companies with similar revenue, roughly .25x to 3x TAT’s last 12-month revenue

•	Survey data is also provided as a secondary market reference point

•	For TAT’s CEO and CFO roles, current pay levels are well below US market median

—	Salary – TAT’s CEO and CFO are well below market median

—	Target Bonus – TAT’s CEO and CFO are well below market median

—	Long-Term Incentive (LTI) Value – TAT’s CEO and CFO are well below market median

©2025 Pay Governance LLC.	B - 3

Peer Group

Peer Group Screening Criteria for TAT

Major US Exchanges Screen #1

•	Screen #1: narrows the universe of potential peers to publicly-traded companies listed on major US exchanges

•	Screen #2: isolates the peer universe to companies in the Capital Goods Industry

•	Screen #3: ensures we identify similar-sized companies in terms of revenue, roughly .25x to 3x TAT’s last 12-month revenue

•	Screen #4: primary focus was on A&D companies, but we needed to include other similar industries to ensure adequate sample size of 15-20 companies

•	Other Factors: focused on growing companies while excluded companies with non-founder CEOs (if pay was unique) and companies with relatively high or low market caps

©2025 Pay Governance LLC.	B - 4

Peer Group

Peer Group for TAT

●	The peer group is based on screening criteria outlined on previous page
●	Our approach to develop the peer group uses standard practices while considering TAT’s industry, size, and expected growth

Company Name	Sector
AerSale Corporation	Aerospace and Defense
American Superconductor Corporation	Electrical Components
Butler National Corporation	Aerospace and Defense
Byrna Technologies Inc.	Aerospace and Defense
CPI Aerostructures, Inc.	Aerospace and Defense
FuelCell Energy, Inc.	Electrical Components
Innovative Solutions and Support, Inc.	Aerospace and Defense
Intuitive Machines, Inc.	Aerospace and Defense
Loar Holdings Inc.	Aerospace and Defense
LSI Industries Inc.	Electrical Components
Luxfer Holdings PLC	Industrial Machinery
Perma-Pipe International Holdings, Inc.	Industrial Machinery
Redwire Corporation	Aerospace and Defense
Taylor Devices, Inc.	Industrial Machinery
The Eastern Company	Industrial Machinery
Thermon Group Holdings, Inc.	Electrical Components
Ultralife Corporation	Electrical Components

©2025 Pay Governance LLC.	B - 5

Peer Group

Peer Group – Business Descriptions

Business Description
AerSale Corporation provides aftermarket commercial aircraft, engines, and its parts to passenger and cargo airlines, leasing companies, original equipment manufacturers, and government and defense contractors, as well as maintenance, repair, and overhaul (MRO) service providers worldwide.
American Superconductor Corporation, together with its subsidiaries, provides megawatt-scale power resiliency solutions worldwide.
Butler National Corporation, together with its subsidiaries, designs, engineers, manufactures, sells, integrates, installs, repairs, modifies, overhauls, services, and distributes a portfolio of aerostructures, aircraft components, avionics, accessories, subassemblies, and systems in North America, Europe, the Middle East, Asia, and internationally.
Byrna Technologies Inc., a less- lethal self- defense technology company, engages in the development, manufacture, and sale of less-lethal personal security solutions in the United States, South Africa, Europe, South America, Asia, and Canada.
CPI Aerostructures, Inc. engages in the contract production of structural aircraft parts for fixed wing aircraft and helicopters in the commercial and defense markets.
FuelCell Energy, Inc., together with its subsidiaries, manufactures and sells stationary fuel cell and electrolysis platforms that decarbonize power and produce hydrogen.
Innovative Solutions and Support, Inc., a systems integrator, designs, develops, manufactures, sells, and services flight guidance, autothrottles, and cockpit display systems.
Intuitive Machines, Inc. designs, manufactures, and operates space products and services in the United States.
Loar Holdings Inc., through its subsidiaries, designs, manufactures, and markets aerospace and defense components for aircraft, and aerospace and defense systems.
LSI Industries Inc. produces and sells non-residential lighting and retail display solutions in the United States, Canada, Mexico, and Latin America.
Luxfer Holdings PLC, together with its subsidiaries, designs, manufactures, and supplies high-performance materials, components, and high-pressure gas containment devices for defense and first response, healthcare, transportation, and general industrial applications.
Perma-Pipe International Holdings, Inc., together with its subsidiaries, engineers, designs, manufactures, and sells specialty piping and leak detection systems.
Redwire Corporation provides critical space solutions and space infrastructure for government and commercial customers in the United States, Europe, and internationally.
Taylor Devices, Inc. engages in design, development, manufacture, and marketing of shock absorption, rate control, and energy storage devices for use in machinery, equipment, and structures in the United States, Asia, and internationally.
The Eastern Company designs, manufactures, and sells engineered solutions to industrial markets in the United States and internationally.
Thermon Group Holdings, Inc. provides engineered industrial process heating solutions for process industries in the United States and Latin America, Canada, Europe, the Middle East, Africa, and the Asia-Pacific.
Ultralife Corporation, together with its subsidiaries, designs, manufactures, installs, and maintains power, and communication and electronics systems worldwide.

©2025 Pay Governance LLC.	B - 6

Executive Pay Analysis

Executive Pay Analysis - Introduction

Methodology

●	To develop competitive market data for the CEO and CFO, we used two sources of data:
—	Peer group proxy statements “peer analysis”
—	Survey data “survey analysis”

Definitions Used For Proxy and Survey Analysis

●	Salary: represents the full year salary reported in US dollars
●	Target bonus: represents the annual target bonus. This value represents the amount that would be paid for achieving target or budgeted performance. Typically, bonus plans also have a threshold and maximum level of performance and payout. For example, for an executive with a target bonus equal to 50% of salary:
—	Threshold payout equals 25% of salary (0.5x target)
—	Target payout equals 50% of salary
—	Maximum payout equals 100% of salary (2x target)
●	Long-term incentive (LTI) value: represents the annual grant date value of equity granted to an executive. For example, assume market LTI value equals $100,000 and company wants to grant 50% of value in restricted stock units (RSUs) and 50% of value in stock options; stock price is $10.00
—	RSUs: $100,000 x 50% = $50,000 divided by $10 = 5,000 RSUs
—	Options: $100,000 x 50% = $50,000 divided by ($10 x 40% Black-Scholes factor for example) = 12,500 Options
—	Each year, assuming the $100,000 LTI market value doesn’t change, the executive would receive a new RSU and Option grant based on the grant date stock price. US-based executives typically receive a LTI grant each year except for unique situations such as one-time large special grants or new hire grants with expressed purpose to cover future grants

©2025 Pay Governance LLC.	B - 7

Executive Pay Analysis

Market Executive Pay Analysis

Chief Executive Officer

●	Base salary, target bonus, and annualized value of stock options for TAT are below median of Peer CEOs and Survey CEOs

●	From a total compensation perspective, TAT CEO’s value of $590,000 is below Peer CEO median of $2,290,000 and below Survey CEO median of $1,610,000

Chief Financial Officer

●	Base salary, target bonus, and annualized value of stock options for TAT are below median of Peer CFOs and Survey CFOs

●	From a total compensation perspective, TAT CFO’s value of $546,000 is below Peer CFO median of $751,000 and below Survey CFO median of $699,000

* For TAT executives, value based on most recent stock option granted using a Black-Scholes value estimated to be 40% of exercise price. Each grant date value was divided by four to reflect vesting period and duration of time needed to lapse before next grant

©2025 Pay Governance LLC.	B - 8

Appendix

©2025 Pay Governance LLC.	B - 9

Appendix A	Survey Data

Summary of Survey Data Participants

•	Used Willis Towers Watson’s 2024 General Industry Executive Survey Report — United States
―	Due to insufficient data for A&D companies, used an “All Industries” cut of data
―	To ensure appropriate size to TAT, used the survey regression tool to reflect TAT’s revenue size
―	When regression tool was not available due to sample size or lack of correlation of pay to revenue, we used tabular data provide by survey based on companies that approximate TAT’s revenue

•	Survey matches

Executive	TAT Title	Survey Match
Zamir, Igal	CEO & President	Chief Executive Officer
Ben-Yair, Ehud	Chief Financial Officer	Top Finance Executive

©2025 Pay Governance LLC.	B - 10

APPENDIX C
Proposed Amended and Restated 2022 Stock Option Plan Marked

TAT TECHNOLOGIES LTD.

2022 STOCK OPTION PLAN

ARTICLE I

PURPOSE; TYPES OF AWARDS; CONSTRUCTION

1.1          Purpose. The purpose of this Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non‑Employee Directors incentive awards to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

1.2          Types of Awards. This Plan is intended to enable the Company to issue Awards under varying tax regimes, including, without limitation:

(a)          Awards to be granted to Participants who are deemed to be residents of the State of Israel for purposes of taxation, pursuant and subject to the provisions of Section 102 of the Ordinance, including without limitation the Israeli Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 5763-2003 (the “Rules”) or such other rules published by ITA (such Awards, “102 Stock Options”). 102 Stock Options may either be granted to a Trustee or without a trustee;

(b)          “Incentive Stock Options” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted United States federal tax statute, as amended from time to time, to be granted to Participants who are deemed to be residents of the United States for purposes of taxation; and

1.3          Construction. To the extent any provision herein conflicts with the conditions of any relevant tax law or regulation which are relied upon for tax relief in respect of a particular Award to a Participant, the provisions of such law or regulation shall prevail over those of the Plan and the Committee is empowered hereunder to interpret and enforce the said prevailing provisions.

ARTICLE II

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1          “102 Stock Options” has the meaning set forth for such term in Section 1.2(a).

2.2          “Acquisition Event” means a merger, reorganization, consolidation or a similar event in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Ordinary Shares by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of the Company’s assets.

2.3          “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; and (f) for the purpose of 102 Stock Options, also an “Employing Company” within the meaning of section 102(a) of the Ordinance.

2.4          “Award” means any award under this Plan.  All Awards shall be granted by, confirmed by, and subject to the terms of an Award Agreement.

2.5          “Award Agreement” means the written agreement executed by the Company and the Participant setting forth terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.6          “Board” means the Board of Directors of the Company.

2.7          “Cause” means, unless otherwise defined by the Participant’s Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (i) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony, or any other criminal act which impairs the Participant’s ability to perform his or her duties; (ii) perpetration by a Participant of an illegal act, dishonesty, or fraud; (iii) a Participant’s insubordination, or refusal to perform his or her duties or responsibilities for any reason other than (to the extend due to) illness, unlawful instructions or incapacity; (iv) continuing willful and deliberate failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; or (v) a Participant’s willful misconduct with regard to the Company that could have a material adverse effect on the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.  With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Israeli law.

2.8          “Change in Control” has the meaning set forth in Section 7.2.

2.9            “Change in Control Price” has the meaning set forth in Section 7.1.

2.10          “Code” means the United States Internal Revenue Code of 1986, as amended.  Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.11          “Committee” means a committee or subcommittee of the Board appointed from time to time by the Board, provided that the composition of the Committee shall at all times be in compliance with any mandatory requirements of the applicable law. Subject to the aforesaid, such committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, (i) to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, a “non-employee director” as defined in Rule 16b-3; (ii) to the extent required by Section 162(m) of the Code, an “outside director” as defined in Section 162(m) of the Code; and (iii) an “independent director” as defined under applicable stock exchange rules.  To the extent that no Committee exists that has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board.  If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code or any other regulation set by the applicable law, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.12          “Company” means TAT Technologies Ltd., an Israeli corporation, and its successors by operation of law.

2.13          “Companies Law” means the Israel Companies Law, 5799-1999 and the regulations promulgated thereunder, all as amended from time to time.

2.14          “Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

2.15          “Detrimental Activity” means: (a) the disclosure to anyone outside the Company or its Affiliates, or the use in any manner other than in the furtherance of the Company’s or its Affiliate’s business, without written authorization from the Chief Executive Officer of the Company, of any confidential information or proprietary information, relating to the business of the Company or its Affiliates that is acquired by a Participant prior to the Participant’s Termination; (b) any activity while employed or performing services that results, or if known could result, in the Participant’s Termination that is classified by the Company as a termination for Cause; (c) the Participant’s Disparagement, or inducement of others to do so, of the Company or its Affiliates or their past and present officers, directors, employees or products; or (d) breach of any agreement between the Participant and the Company or an Affiliate (including, without limitation, any employment agreement or noncompetition or nonsolicitation agreement).  If it is determined by a court of competent jurisdiction that any provision in this Plan in respect of Detrimental Activities is excessive in duration or scope or otherwise is unenforceable, then such provision may be modified or supplemented by the court to render it enforceable to the maximum extent permitted by law.

2.16          “Disability” means: (i) the inability of a Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than (a) 12 months with respect to Incentive Stock Options and (b) 3 months with respect to Non-Qualified Stock Options, as determined by a medical doctor satisfactory to the Committee; or, if applicable, (ii) a permanent and total disability as defined in Section 22(e)(3) of the Code.  A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.  Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) of the Code.

2.17          “Disparagement” means making comments or statements to the press, the Company’s or its Affiliates’ employees, consultants or any individual or entity with whom the Company or its Affiliates has a business relationship which could reasonably be expected to adversely affect in any manner: (a) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (b) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees

2.18          “Disqualifying Disposition” has the meaning set forth for such term in Section 6.3   (m) ~~6.3   (m)~~ .

2.19          “Eligible Employee” means any person, including an officer or director, who (i) is in the employ of the Company or any Affiliate. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, hereunder as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination. The payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company; (ii) is included in the term “employee” under rule 701 of the Securities Act of 1933 and for the purposes of Section 422 of the Code, and (iii) when related to the award of 102 Stock Options, is included in the term “employee” as such term is defined in Section 102 of the Ordinance, including an Office Holder (as such term is defined in the Companies  Law) of the Company or any Subsidiary, except for such persons that are deemed to be a “Controlling  Shareholder” under  Section  32(9) of the Ordinance.

2.20          “Exchange Act” means the Securities Exchange Act of 1934, as amended.  Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.21          “Exercise Period” shall mean the period, commencing on the date of grant of an Award, during which an Award shall be exercisable, subject to any vesting provisions thereof and the termination provisions hereof.

2.22          “Exercise Price” shall mean the exercise price for each Share covered by an Award, which shall (notwithstanding Section 4.2   (b)  ~~4.2(b))~~ not be lower than the nominal value of the Share at the time of exercise.

2.23          “Fair Market Value” means, unless otherwise required by any applicable provision of the Code (or any regulations issued thereunder) or the Ordinance, as may be applicable, as of any date and except as provided below, the closing price reported for the Ordinary Shares on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded; or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority (or such other source the Committee deems reliable) or if the Ordinary Shares shall not have been reported or quoted on such date, on the first day prior thereto on which the Ordinary Shares were reported or quoted.  If the Ordinary Shares are not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of the Ordinary Shares as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 422 of the Code or Section 409A of the Code, as applicable as of the date of grant ,provided that, (i) for Awards that are ISOs, the Board shall make such determination in accordance with Section 422 of the Code and all applicable U.S. Tax Regulations and other applicable guidance promulgated pursuant thereto; (ii) for Awards that are not ISOs, the value that is determined by the Board as of the day of determination to be the Fair Market Value pursuant to applicable U.S. Tax Regulations and other applicable guidance promulgated pursuant to Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted.  For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.24          “Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time, or by the Ordinance and/or the Companies Law, all as may be applicable.

2.25          “Incentive Stock Option” or “ISO” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parent (if any) under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.26          “ITA” means the Israel Tax Authority.

2.27          “Non-Employee Director” means a director of the Company who is not an employee of the Company or an Affiliate.

2.28          “Non-Qualified Stock Option” or “NQSO” means any Stock Option awarded under this Plan that is not an Incentive Stock Option.

2.29          “Ordinance” means the Israel Income Tax Ordinance (New Version) 1961, and the regulations promulgated thereunder, all as amended from time to time.

2.30          “Ordinary Shares” or “Shares” means the Ordinary Shares, par value NIS 0.90 per share, of the Company (or any other value, as amended).

2.31          “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code, or by the Ordinance and/or the Companies Law, all as may be applicable.

2.32          “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to this Plan.

2.33          “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

2.34          “Plan” means this TAT Technologies Ltd 2022 Stock Option Plan, as amended from time to time.

2.35          “Retirement”  means a voluntary Termination of Employment or Termination of Consultancy at or after age 65 or such earlier date after age 50 as may be approved by the Committee, in its sole discretion, with respect to such Participant at the time of grant, or thereafter provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, except that Retirement shall not include any involuntary Termination of Employment or Termination of Consultancy by the Company or an Affiliate for any reason with or without Cause.  With respect to a Participant’s Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65 or, with the consent of the Board, provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, before age 65 but after age 50.

2.36          “Rules” has the meaning set forth for such term in Section 1.2  (a) ~~1.2(a).~~

2.37          “Rule 16b-3” means Rule 16b‑3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.38          “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder.  Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.39          “Section 102” means section 102 of the Ordinance.

2.40          “Section 162(m) of the Code”  means the exception for performance-based compensation under Section 162(m) of the Code and any applicable Treasury regulations thereunder.

2.41          “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulations thereunder.

2.42          “Stock Option” or “Option” means any option to purchase Ordinary Shares granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.43          “Subsidiary” means any subsidiary corporation of the Company which now exists or is hereafter organized or acquired by the Company within the meaning of Section 424(f) of the Code, or by the Ordinance and/or the Companies Law, all as may be applicable.

2.44          “Ten Percent Stockholder” means a Participant owning, at the time the Option is granted to the Participant, more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent within the meaning of Section 422(b)(6) of the Code.

2.45          “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.46          “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate.  In the event that a Consultant becomes an Eligible Employee or a Non‑Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non‑Employee Director.  Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.47          “Termination of Directorship” means that the Non‑Employee Director has ceased to be a director of the Company; except that if a Non‑Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.48          “Termination of Employment” means: (a) a termination of employment (for reasons other than a personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate.  In the event that an Eligible Employee becomes a Consultant or a Non‑Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non‑Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.49          “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

2.50          “Trustee” shall mean the trustee appointed by the Committee or the Board, as the case may be, to hold the respective Options and/or Shares (and, in relation with 102 Stock Options, approved by ITA), if so appointed.

ARTICLE III

ADMINISTRATION

3.1          The Committee.  This Plan shall be administered and interpreted by the Committee. In the event that the Board does not create a committee to administer the Plan, the Plan shall be administered by the Board in its entirety. In the event that an action necessary for the administration of the Plan is required under law to be taken by the Board, then such action shall be so taken by the Board. In any such event, all references herein to the Committee shall be construed as references to the Board.

3.2          Grants of Awards.  The Committee shall have full authority to grant Awards, pursuant to the terms of this Plan, to Eligible Employees, Consultants and Non-Employee Directors.  In particular, the Committee shall have the authority:

(a)          to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b)          to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c)          to determine the number of Ordinary Shares to be covered by each Award granted hereunder;

(d)          to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Ordinary Shares relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)          to determine whether and under what circumstances a Stock Option may be settled in cash, and/or Ordinary Shares under Section 6.4(d);

(f)          to determine whether a Stock Option is an Incentive Stock Option or Non‑Qualified Stock Option;

(g)          to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(h)          to set the performance criteria with respect to any Award for which the grant, vesting or payment of such Award is conditioned upon the attainment of specified performance criteria and to certify the attainment of any such performance criteria; and

(i)          generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of this Plan.

3.3          Guidelines.  Subject to Article VIII hereof, the Committee shall, in its sole discretion, have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan.  The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan; provided, that with regard to any provision of this Plan or any agreement relating thereto that is intended to comply with Section 162(m) of the Code or Section 102 of the Ordinance as may be applicable, any such action by the Committee shall be permitted only to the extent such action would be permitted under Section 162(m) of the Code or Section 102 of the Ordinance, as may be applicable.  The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.  This Plan is intended to comply with the applicable requirements of Section 102 of the Ordinance and/or Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code and this Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4          Decisions Final.  Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5          Procedures.  If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by the Companies Law or any other applicable law.  A majority of the Committee members shall constitute a quorum.  All determinations of the Committee shall be made by a majority of its members.  Any decision or determination reduced to writing and signed by all the Committee members, shall be fully effective as if it had been made by a vote at a meeting duly called and held.  The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6          Designation of Consultants/Liability.

(a)          The Committee may, in its sole discretion, designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan.

(b)          The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.  The Committee, its members and any person designated pursuant to subsection (a) above shall not be liable for any action or determination made in good faith with respect to this Plan.  To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.

3.7          Indemnification.  To the maximum extent permitted by applicable law and the Articles of Association of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s fraud.  Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors or members or former officers, employees, directors or members may have under applicable law, under the Articles of Association of the Company or any Affiliate.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE IV

SHARE LIMITATION

4.1          Shares

(a)          The initial aggregate number of Ordinary Shares with respect to which Awards may be granted under this Plan shall not exceed ~~550,000~~ 750,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Ordinary Shares or Ordinary Shares held in or acquired for the treasury of the Company, or both. If any Stock Option granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of Ordinary Shares underlying any such unexercised and expired or terminated Award shall again be available for the purpose of Awards under this Plan.  The number of Ordinary Shares available for the purpose of Awards under this Plan shall be reduced by (i) the total number of Awards exercised, regardless of whether any of the Ordinary Shares underlying such Awards are not actually issued to the Participant as the result of a net settlement, and (ii) any Ordinary Shares used to pay any exercise price or tax withholding obligation with respect to any Award.  In addition, the Company may not use the cash proceeds it receives from Stock Option exercises to repurchase Ordinary Shares on the open market for reuse under this Plan.

4.2          Changes.

(a)          The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Ordinary Shares, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b)          Subject to the provisions of Section 4.2(g), in the event of any such change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin‑off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Ordinary Shares or securities convertible into Ordinary Shares, any sale or transfer of all or part of the Company’s assets or business, or any other corporate transaction or event having an effect similar to any of the foregoing and effected without receipt of consideration by the Company, then the Committee shall, subject to applicable law and stock exchange regulations, make such adjustments consistent with such change in such manner as the Committee deems equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, to the aggregate number and kind of shares that thereafter may be issued under this Plan, and the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award and the purchase price thereof and the numerical Share limits in Section 4.1 ~~4.1~~  of the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.  Except as provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no rights by reason of any issuance by the Company of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c)          Fractional Ordinary Shares resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half, unless and to the extent another rounding method is required by applicable law or stock exchange regulations.  No cash settlements shall be made with respect to fractional shares eliminated by rounding.  Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

(d)          Should the Company declare a cash dividend to its shareholders, and the distribution date of such dividend will precede the exercise date of an Option, including for the avoidance of doubt, Options that have yet to become vested and Options which have been granted prior to the adoption of the amendment to this Plan, unless the Committee otherwise determines, subject to applicable law and stock exchange regulations, the Exercise Price shall be reduced in the amount equal to the cash dividend per Share distributed by the Company.

(e)          To the extent required by applicable stock exchange regulations, no Award shall be exercised on the record date, or the ex-date if earlier in time to such record date, of stock dividend, other distribution of dividends, rights offering, stock split, reverse stock split or reduction of authorized share capital.

(f)          In the event of issuance of rights made by the Company to the shareholders during the existence of the right to exercise the Award, the number of shares resulting from exercising the Award shall be adjusted to the beneficial component of the rights, as expressed in the ratio between the Stock Market closing exchange rate on the last trading day before the "X day" and, the base rate of the "X rights.

(g)          In the event of an Acquisition Event, the Committee may, in its sole discretion, terminate all outstanding and unexercised Awards effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Awards that are then outstanding (subject to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(g), then the provisions of Section 4.2(b) and Article VII shall apply.

(h)          Notwithstanding the foregoing, Sections 4.2(d) and 4.2(f) shall not apply to any grants of ISOs to Optionees under the Plan.

4.3          Minimum Purchase Price.  Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued Ordinary Shares are issued under this Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1          General Eligibility. All Eligible Employees, prospective employees and Consultants of the Company and its Affiliates, and Non-Employee Directors of the Company, are eligible to be granted Awards.  Eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion.  Notwithstanding anything herein to the contrary, no Award under which a Participant may receive Ordinary Shares may be granted under this Plan to an Eligible Employee, Consultant or Non-Employee Director of any Affiliate if such Ordinary Shares do not constitute “service recipient stock” for purposes of Section 409A of the Code, when applicable, with respect to such Eligible Employee, Consultant or Non-Employee Director.

5.2          102 Stock Options. Subject to Applicable Law, 102 Stock Options may not be granted to “controlling shareholders” as defined under the Ordinance and may only be granted to Employees, including Office Holders (as such term is defined in the Companies Law), of the Company or any Affiliate thereof, who are Israeli residents for tax purposes (“Eligible 102 Participants”). 102 Stock Options may either be grants to a Trustee or grants under Section 102 without a trustee. Unless otherwise permitted by the Ordinance and the Rules, no 102 Stock Options to a Trustee may be granted until the expiration of thirty (30) days after the requisite filings under the Ordinance and the Rules have been appropriately made with the ITA.

5.3          Incentive Stock Options.  Notwithstanding anything herein to the contrary, and subject to the provisions of Section 5.1 above, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under this Plan.  Eligibility for the grant of an Incentive Stock Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.4          General Requirement.  The vesting and exercise of Awards granted to a prospective employee or consultant are conditioned upon such individual actually becoming an Eligible Employee or Consultant.

ARTICLE VI

STOCK OPTIONS;

6.1          Options.  Each Stock Option granted under this Plan shall be of one of three types: (a) an Incentive Stock Option (b) a 102 Stock Option or (b) a Non-Qualified Stock Option.

6.2          Grants.  The Committee shall, in its sole discretion, have the authority to grant to any Eligible Employee (subject to Sections 5.2, 5.3 above and Section 6.3 below) Incentive Stock Options, 102 Stock Options and/or Non-Qualified Stock Options, according to the applying tax regime and the provisions of this Plan. The Committee shall, in its sole discretion, have the authority to grant Non-Qualified Stock Options to any Eligible Employee, Consultant or Non-Employee Director. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Stock Option.

6.3          Terms of Options.  Options granted under this Plan shall be evidenced by an Award Agreement between the Company and the Participant which Award Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee, in its sole discretion, shall deem desirable from time to time. The Award Agreement shall contain the following information:

(a)          Number of Shares. Each Award Agreement shall state the number of Shares covered by the Option.

(b)          Type of Option. Each Award Agreement shall specifically state the type of Option granted thereunder and whether it constitutes an Incentive Stock Option, Non-Qualified Stock Option, 102 Stock Option and the relevant track, or otherwise.

(c)          Exercise Price. Each Award Agreement shall state the Exercise Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares covered by the Option on the date of grant or such other amount as may be required pursuant to the Code. In the case of any other Option, the per share Exercise Price shall be equal to the amount determined by the Committee. In the case of an Incentive Stock Option granted to any Ten-Percent Shareholder, the Exercise Price shall be no less than 110% of the Fair Market Value of the Shares covered by the Option on the date of grant. In no event shall the Exercise Price of an Option be less than the par value of the shares for which such Option is exercisable. Subject to Article III and to the foregoing, the Committee may reduce the Exercise Price of any outstanding Option. The Exercise Price shall also be subject to adjustment as provided in Article VII hereof.

(d)          Exercise Period.  Each Option Agreement shall state the Exercise Period, as fixed by the Committee, subject to the vesting provisions set by the Committee as mentioned below, the early termination provisions set forth in Sub-Sections (h) through (k) hereof and provided that no Stock Option shall be exercisable more than (a) five years after the date the Stock Option is granted, in case of Incentive Stock Options granted to Ten-Percent Shareholders; and (b) seven (7) years after the date the Option is granted, in any other case. At the expiration of the Exercise Period, all unexercised Options shall become null and void.

(e)          Exercisability and Vesting Terms.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant and each Option Agreement shall provide the vesting schedule for the Stock Options as determined by the Committee.  If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations and/or vesting schedule (including, without limitation, that such Stock Option is exercisable only in installments and/or within certain time periods and/or subject to performance goals and/or measurements,), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion and the provisions with respect to any Stock Option need not be the same as the provisions with respect to any other Stock Option. Unless otherwise determined by the Committee at grant, the Stock Option agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, all Stock Options held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Stock Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of this Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one year period commencing on the later of the date the Stock Option is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such exercise or vesting, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).

(f)          Method of Exercise.  Subject to whatever installment exercise and waiting period provisions apply under subsection (e) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Stock Option term, by giving written notice of exercise to the Company specifying the number of Ordinary Shares to be purchased.  Such notice shall be in a form acceptable to the Company and shall be accompanied by payment in full of the Exercise Price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Ordinary Shares are traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the Exercise Price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Ordinary Shares (for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Ordinary Shares on the payment date as determined by the Committee, in its sole discretion).  No Ordinary Shares shall be issued until payment therefor, as provided herein, has been made or provided for.

(g)          Non-Transferability of Options.  No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.  Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as determined by the Committee, in its sole discretion.  A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the applicable Award agreement.  Any Ordinary Shares acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of this Plan and the applicable Award agreement.

(h)          Termination by Death, Disability or Retirement.  Unless otherwise determined by the Committee at grant and specifically stated in the Option Agreement, or if no rights of the Participant are reduced, thereafter, if Participant’s Termination is by reason of death, Disability or Retirement, all Stock Options that are held by such Participant (or, if relevant, by a Trustee under Section 102 of the Ordinance) that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the Exercise Period of such Stock Options; provided, however, that in the case of Retirement, if the Participant dies within such Exercise Period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the Exercise Period of such Stock Options.

(i)          Involuntary Termination Without Cause.  Unless otherwise determined by the Committee at grant and specifically stated in the Option Agreement, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination without Cause or Participant’s Termination is voluntary (other than a voluntary termination described in subsection (k)(y) below), all Stock Options that are held by such Participant (or, if relevant, by a Trustee under Section 102 of the Ordinance) that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the Exercise Period of such Stock Options.

(j)          Omitted.

(k)       Termination for Cause.  Unless otherwise determined by the Committee at grant and specifically stated in the Option Agreement, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in sub‑section (j) above) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant (or, if relevant, by a Trustee under Section 102 of the Ordinance) shall thereupon terminate and expire as of the date of such Termination.

(l)        Unvested Stock Options.  Unless otherwise determined by the Committee at grant and specifically stated in the Award Agreement, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(m)        Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non‑Qualified Stock Options. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code.  If an Option is treated as an ISO in part and as a NQSO in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising.  In the absence of such designation, the Participant shall be deemed to have exercised the ISO portion of the Option first.  Separate certificates representing each such portion may be issued upon the exercise of the Option. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may, in its sole discretion, amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

The Committee, at the written request of any Participant, may in its discretion after verifying the implications of applicable tax law including the provisions of Section 409A of the Code and the regulations promulgated thereunder as now in effect or as hereafter amended, take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into NQSOs at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or a Parent or a Subsidiary at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period. At the time of such conversion, the Committee (with the consent of the Participant) may impose such conditions on the exercise of the resulting NQSOs as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into NQSOs, and no such conversion shall occur unless and until the Committee takes appropriate action. The Committee, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

Each Employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired upon the exercise of an Incentive Stock Option. A “Disqualifying Disposition” is any disposition (including any sale) of such Shares before the later of  (a) two (2) years after the date the Employee was granted the Incentive Stock Option, and (b) one (1) year after the date the Employee acquired Shares by exercising the Incentive Stock Option. If the Employee has died before such Share is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

(n)          Form, Modification, Extension and Renewal of Stock Options.  Subject to the terms and conditions and within the limitations of this Plan, Stock Options shall be evidenced by such an Award Agreement, and the Committee may, in its sole discretion (i) subject to Section 8.1(d) and the applicable law, modify, extend or renew outstanding Stock Options granted under this Plan (provided that the rights of a Participant are not materially and adversely affected without his or her consent), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised); provided that, notwithstanding anything herein to the contrary, to the extent required by applicable law or stock exchange regulation, an outstanding Option may not be modified to reduce the exercise price thereof or to extend the Stock Option beyond its stated term nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(o)          Other Terms and Conditions.  Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of this Plan, as the Committee shall, in its sole discretion, deem appropriate.

6.4          102 Stock Options.

(a)          Stock Options granted pursuant to this Section 6.4 are intended to be granted under Section 102 of the Ordinance pursuant to either (i) Section 102(b)(2) thereof as capital gains track options (“102 Capital Gains Track Options”), or (ii) Section 102(b)(1) thereof as ordinary income track options (“102 Ordinary Income Track Options”; together with 102 Capital Gains Track Options, “102 Trustee Options”). 102 Trustee Options shall be granted subject to the following special terms and conditions contained in this Section 6.4, the general terms and conditions specified in Section 6.3 hereof and other provisions of the Plan, except for any provisions of the Plan applying to Stock Options under different tax laws or regulations.

(b)          The Company may grant only one type of 102 Trustee Option at any given time to all Participants who are to be granted 102 Trustee Options pursuant to this Plan, and shall file an election with the ITA regarding the type of 102 Trustee Option it elects to grant before the date of grant of any 102 Trustee Options (the “Election”). Such Election shall also apply to any bonus shares received by any Participant as a result of holding the 102 Trustee Options. The Company may change the type of 102 Trustee Option that it elects to grant only after the passage of at least 12 months from the end of the year in which the first grant was made in accordance with the previous Election, or as otherwise provided by applicable law. Any Election shall not prevent the Company from granting Options, pursuant to Section 102(c) of the Ordinance without a Trustee (“102 Non-Trustee Options”).

(c)          Each 102 Trustee Option will be deemed granted on the date stated in a written notice to be provided by the Company, provided that on or before such date (i) the Company has provided such notice to the Trustee and (ii) the Participant has signed all documents required pursuant to applicable law and under the Plan.

(d)          Each 102 Trustee Option, each Share issued pursuant to the exercise of any 102 Trustee Option, and any rights granted thereunder, including, without limitation, bonus shares, shall be allotted and issued to and registered in the name of the Trustee and shall be held in trust for the benefit of the Participant for a period of not less than the requisite period prescribed by the Ordinance and the Rules or such longer period as set by the Committee (the “Required Holding Period”). In the event that the requirements under Section 102 to qualify an Stock Option as a 102 Trustee Option are not met, then the Stock Option may be treated as a 102 Non-Trustee Option, all in accordance with the provisions of Section 102 and the Rules. After termination of the Required Holding Period, the Trustee may release such 102 Trustee Option and any such Shares, provided that (i) the Trustee has received an acknowledgment from the ITA that the Grantee has paid any applicable taxes due pursuant to the Ordinance or (ii) the Trustee and/or the Company and/or its Affiliate withholds any applicable taxes due pursuant to the Ordinance arising from the 102 Trustee Options and/or any Shares allotted or issued upon exercise of such 102 Trustee Options. The Trustee shall not release any 102 Trustee Options or Shares issued upon exercise thereof prior to the payment in full of the Participant’s tax liabilities arising from such 102 Trustee Options and/or Shares or the withholding referred to in (ii) above.

(e)          Each 102 Trustee Option shall be subject to the relevant terms of the Ordinance and the Rules, which shall be deemed an integral part of the 102 Trustee Option and shall prevail over any term contained in the Plan or Option Agreement which is not consistent therewith. Any provision of the Ordinance, the Rules and any approvals by the Income Tax Commissioner not expressly specified in this Plan or Option Agreement which, as determined by the Committee, are necessary to receive or maintain any tax benefit pursuant to Section 102 shall be binding on the Participant. The Participant granted a 102 Trustee Option shall comply with the Ordinance and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. The Participant agrees to execute any and all documents, which the Company and/or its Affiliates and/or the Trustee may reasonably determine to be necessary in order to comply with the Ordinance and the Rules.

(f)          During the Required Holding Period, the Participants shall not release from trust or sell, assign, transfer or give as collateral, the Shares issuable upon the exercise of a 102 Trustee Option and/or any securities issued or distributed with respect thereto, until the expiration of the Required Holding Period. Notwithstanding the above, if any such sale or release occurs during the Required Holding Period it will result in adverse tax consequences to the Participant under Section 102 of the Ordinance and the Rules, which shall apply to and shall be borne solely by such Participant. Subject to the foregoing, the Trustee may, pursuant to a written request from the Participant, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes required to be paid upon the release and transfer of the Shares, and confirmation of such payment has been received by the Trustee and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, the Option Agreement and any applicable law.

(g)          If a 102 Trustee Option is exercised during the Required Holding Period, the Shares issued upon such exercise shall be issued in the name of the Trustee for the benefit of the Participant. If such 102 Trustee Option is exercised after the expiration of the Required Holding Period, the Shares issued upon such exercise shall, at the election of the Participant, either (i) be issued in the name of the Trustee, or (ii) be issued to the Participant, provided that the Participant first complies with all applicable provisions of the Plan and all taxes with respect thereto shall have been fully paid to the ITA.

(h)          The foregoing provisions of this Section 6.4 relating to 102 Trustee Options shall not apply with respect to 102 Non-Trustee Options, which shall, however, be subject to the relevant provisions of Section 102 and the Rules.

(i)          Upon receipt of a 102 Trustee Option, the Participant will sign an undertaking to release the Trustee from any liability with respect to any action or decision duly taken and executed in good faith by the Trustee in relation to the Plan, or any 102 Trustee Option or Share granted to such Participant thereunder.

ARTICLE VII

CHANGE IN CONTROL PROVISIONS

7.1          Benefits.  In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Award shall not vest and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:

(a)          Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof, as determined by the Committee in its sole discretion.  Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation §  1.424-1 (and any amendments thereto).

(b)          The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the Ordinary Shares covered by such Awards, over the aggregate exercise price of such Awards.  For purposes of this Section 7.1, Change in Control Price shall mean the highest price paid per Ordinary Shares in any transaction related to a Change in Control of the Company; provided, however, that such price shall not exceed the fair market value of the Common Stock at the time of purchase as determined in accordance Section 409A of the Code.

(c)          The Committee may, in its sole discretion, provide for the cancellation of any Appreciation Awards without payment, if the Change in Control Price is less than the exercise price of such Appreciation Award.

(d)          Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

7.2          Change in Control.  Unless otherwise determined by the Committee in the applicable Award agreement or other written agreement approved by the Committee, a “Change in Control” shall be deemed to occur following any transaction if: (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Ordinary Shares of the Company), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the then outstanding securities of the Company (or its successor corporation); provided, however, that a merger or consolidation effected solely to implement a recapitalization of the Company or for the primary purpose of change of domicile shall not constitute a Change in Control of the Company; (ii) the stockholders of the Company approve a plan of complete liquidation of the Company; provided, that this subsection (ii) shall not constitute a Change in Control with respect to the amount of any payment pursuant to an Award under this Plan, or any portion thereof, that is triggered upon a Change in Control and that is intended to constitute “non-qualified deferred compensation” pursuant to Section 409A of the Code; or (iii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (x) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (y) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.

ARTICLE VIII

TERMINATION OR AMENDMENT OF PLAN

8.1          Termination or Amendment.  Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article X), or suspend or terminate it entirely, retroactively or otherwise; provided, that without the approval of the holders of the Company’s Ordinary Shares entitled to vote in accordance with applicable law and the exchange or system on which the Company’s securities are then listed or traded, if so required by applicable law or stock exchange regulation, no amendment may be made that would:

(a)          increase the aggregate number of Ordinary Shares that may be issued under this Plan pursuant to Section 4.1 (except by operation of Section 4.2);

(b)          change the classification of individuals eligible to receive Awards under this Plan;

(c)          other than adjustments or substitutions in accordance with Section 4.2, amend the terms of outstanding Awards to reduce the exercise price of outstanding Stock Options or to cancel outstanding Stock Options (where prior to the reduction or cancellation the exercise price equals or exceeds the fair market value of the Ordinary Shares underlying such Awards) in exchange for cash, or Stock Options with an exercise price that is less than the exercise price of the original Stock Options;

(d)          extend the maximum Exercise Period under Section 6.3;

(e)          award any Stock Option in replacement of a canceled Stock Option with a higher exercise price, except in accordance with Section 6.3(l); or

(f)          require stockholder approval in order for this Plan to comply with the applicable rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company, the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code.

ARTICLE IX

UNFUNDED PLAN

9.1          Unfunded Status of Plan.  This Plan is an “unfunded” plan for incentive and deferred compensation.  With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE X

GENERAL PROVISIONS

10.1         RIGHTS AS A STOCKHOLDER; VOTING AND DIVIDENDS.

(a)          A Participant shall have no rights as a shareholder of the Company with respect to any Ordinary Shares covered by the Award until the date of the lawful issuance of such Shares to the Participant. In the case of 102 Option Awards (if such Options are being held by a Trustee), the Trustee shall have no rights as a shareholder of the Company with respect to any Shares covered by such Award until the date of the lawful issuance of such Shares for the Participant’s benefit, and the Participant shall have no rights as a shareholder of the Company with respect to any Shares covered by the Award until the date of the release of such Shares from the Trustee to the Participant and the issuance of such Shares.

(b)          With respect to all Ordinary Shares issued in the form of Awards hereunder or upon the exercise of Awards hereunder, any and all voting rights attached to such Shares and the Participant's entitlement to receive dividends distributed with respect to such Shares, shall be subject to the provisions of the Company’s Articles of Association, as amended from time to time, and subject to any applicable law.

(c)          Regarding Shares issued pursuant to the exercise of any 102 Trustee Option any rights distributed to the Participants shall be deposited with and/or issued to the Trustee for the benefit of the Participants. All said rights, excluding dividends, shall be held by the Trustee for the applicable Required Holding Period. In the case that the Company distributes dividends, then the amount of dividends with respect of Shares held in trust shall be paid to the Participants that are the beneficial holders of such Shares, subject to deduction at source of the applicable tax.

(d)          The Company may, but shall not be obligated to, register or qualify the sale of Shares under any applicable securities law or any other applicable law.

10.2          Legend.  The Committee may require each person receiving Ordinary Shares pursuant to a Stock Option under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof.  In addition to any legend required by this Plan, the certificates for such shares may include any legend that the Committee, in its sole discretion, deems appropriate to reflect any restrictions on Transfer.

All certificates for Ordinary Shares delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may, in its sole discretion, deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Ordinary Shares are then listed or any national securities exchange system upon whose system the Ordinary Shares are then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.3          Other Plans.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

10.4          No Right to Employment/Directorship/Consultancy.  Neither this Plan nor the grant of any Option hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

10.5          Withholding of Taxes.  The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Ordinary Shares or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld.  Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of Ordinary Shares otherwise deliverable or by delivering Ordinary Shares already owned  Any fraction of a share of Ordinary Shares required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

10.6          No Assignment of Benefits.  No Award or other benefit payable under this Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

10.7          Listing and Other Conditions.

(a)          Unless otherwise determined by the Committee, as long as the Ordinary Shares are listed on a national securities exchange or system sponsored by a national securities association, the issue of any Ordinary Shares pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system.  The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

(b)          If at any time counsel to the Company shall be of the opinion that any sale or delivery of Ordinary Shares pursuant to an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to Ordinary Shares or Awards, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)          Upon termination of any period of suspension under this Section 10.7, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)          A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

10.8            Governing Law.  This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of Israel (regardless of the law that might otherwise govern under applicable Israeli principles of conflict of laws).

10.9            Construction.  Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

10.10          Other Benefits.  No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

10.11           Costs.  The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Ordinary Shares pursuant to any Awards hereunder.

10.12           No Right to Same Benefits.  The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

10.13          Death/Disability.  The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award.  The Committee may, in its discretion, also require that the agreement of the transferee to be bound by all of the terms and conditions of this Plan.

10.14          Section 16(b) of the Exchange Act.  All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3.  The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business thereunder.

10.15          Section 409A of the Code / Section 102 of the Ordinance.  Although the Company does not guarantee the particular tax treatment of an Award granted under this Plan, 102 Options and Incentive Stock Options made under this Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and/or Section 102 of the Ordinance, as may be applicable, and this Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent.  In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code and/or Section 102 of the Ordinance, as may be applicable, or any damages for failing to comply with Section 409A of the Code and/or Section 102 of the Ordinance, as may be applicable.

10.16          Successor and Assigns.  This Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

10.17          Severability of Provisions.  If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and such provision shall be construed in a manner which is closest to expressing the original intention of such provision while making it valid or enforceable, as the case may be.

10.18          Payments to Minors, Etc.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

10.19          Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

ARTICLE XI

EFFECTIVE DATE OF PLAN

The Plan was adopted by the Board on  August 30, 2022subject to, and to be effective upon, the approval of the stockholders of the Company in accordance with the requirements of the laws Israel. Without derogating from the above and in addition thereto, and solely with respect to grants of ISO, the Plan shall be approved by the shareholders of the Company, which approval shall be received within twelve (12) months following the relevant Board resolution (the “Effective Date”). All and any grants of ISOs to Optionees under the Plan as of the Effective Date shall be subject to the said shareholders’ approval. Failure to obtain such approval by the shareholders within such period shall not in any way derogate from the valid and binding effect of any grant of an Option, except that any Options previously granted under this Plan as Incentive Stock Option may not qualify as an Incentive Stock Option but, rather, shall constitute NQSO.  Upon approval of this Plan by the shareholders of the Company as set forth above, all ISOs granted under this Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved this Plan on the Effective Date.

ARTICLE XII

TERM OF PLAN

No Award regarding ISOs Options only shall be granted pursuant to this Plan on or after March 22, 2032, but Awards granted prior to such date may extend beyond that date.

ARTICLE XIII

NAME OF PLAN

This Plan shall be known as “The TAT Technologies Ltd 2022 Stock Option Plan.”

APPENDIX D
Proposed Company’s Articles of Association Marked

THE COMPANIES ORDINANCE

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

Of

TAT TECHNOLOGIES LTD

(These   Articles   of   Association   have   been   adopted   by   a   Special   Resolution   on
~~August~~ March ~~15~~20, ~~2024~~ 2025 and they replace the former Articles of Association).

INTERPRETATION

1.
[Amended 1998, 2013] In these Articles the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite them respectively in the second column thereof, if not inconsistent with the subject or context:

Words	Meanings

The Company	The above-named Company.

Companies Ordinance	The Companies Ordinance (new version) 1983 ("The Companies Ordinance ") as amended and as amended from time to time including any law or statute replacing it.

The Companies Law or The Israeli Companies Law	The Israeli Companies Law 5759-1999 ("The Companies Law") as amended and as amended from time to time including any law or statute replacing it.

The Statutes	The Companies Ordinance and/or The Companies Law and/or The Securities Law and/or every other Law for the time being in force and affecting the Company.

These Articles	These Articles of Association or as shall be altered from time to time by the General Meeting of the shareholders of the Company.

The Office	The registered office for the time being of the Company.

The Seal	The rubber stamp of the Company.

The Securities Law	The Israeli Securities Law 5728-1968 ("The Securities Law") as amended from time to time including any law or statute replacing it.

Month	Gregorian month.

The Record Date	The record date as determined pursuant to the provision of Article 55(a) of these Articles

Writing	Printing, lithography, photography, and any other mode or modes of representing or reproducing words in a visible form.

Special Resolution	In accordance with the Companies Ordinance, decision of 75% of the General Meeting of the shareholders of the Company.

Words importing the singular only shall include the plural, and vice versa.

Words importing the masculine gender shall include the feminine gender; and words importing person shall include corporations.

Subject as aforesaid, any words or expressions defined in the Statutes shall, except where the subject or context forbids, bear the same meanings in these Articles.

The Regulations in Table "A" in Schedule II to the Companies Ordinance shall not apply to the Company

THE PURPUSE OF THE COMPANY

2.	[Amended 2013] The Company may engage in any lawful occupation.

THE LIABILTY OF SHAREHOLDERS

3.
[Amended 2013] The liability of the shareholders is limited, as determined in the Companies Law. For this purpose, each shareholder is responsible for repayment of the nominal value of shares. In the event that the Company issued shares in exchange for lower nominal value, the responsibility of each shareholder will be limited to the repayment of the amortized amount of the consideration for each share assigned to him as aforesaid.

NON-PRIVATE COMPANY

4.	The Company is a non-private company; consequently:
(a)	No limitations will apply to the transfer of its shares;
(b)	The number of shareholders is unlimited;
(c)	The company may issue to the public shares, debentures or any other securities.

5.
[Amended 1993, 1998, 2005, 2018, 2024, 2025] The share capital of the company  shall consist of 15,000,000 (Fifteen Million) ~~is 11,700,000 (Eleven Million Seven Hundred Thousand)  New  Israeli  Shekels,  divided  into  13,000,000  (Thirteen  Million)~~  Ordinary Shares of no per value of each, all ranking pari-passu.

SHARES

6.
Subject to these Articles or to the terms of any resolution creating new shares, the unissued shares from time to time shall be under the control of the Board of Directors, who shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions, and either at par or at a premium, or, subject to the provisions of the Statues, at a discount, and at such times, as the Board of Directors may think fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may think fit.

7.	If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or other moneys in respect of such share.

8.
No person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or required to recognize any equitable, contingent, future, or partial interest in any share or any right whatsoever in respect of any share other than an absolute right to the entirety thereof in the registered holder.

9.
[Amended 2013] Every member shall be entitled without payment to receive after allotment or registration of transfer (unless the conditions of issue provide for a longer interval) one certificate under the Seal for all the shares registered in his name, specifying the number and denoting numbers of the shares in respect of which it is issued and the amount paid up thereon. Provided that in the case of joint holders the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to one of them shall be sufficient delivery to all. Every certificate shall be signed by one Director and countersigned by the Secretary or some other person nominated by the Directors for the purpose.

10.
If any share certificate shall be defaced, worn out, destroyed or lost, it may be renewed on such evidence being produced, and such indemnity (if any) being given as the Directors shall require and (in case of defacement or wearing out) on delivery up of the old certificate, and in any case on payment of such sum not exceeding NIS 5 (Five New Israeli Shekels) as the Directors may from time to time require.

11.	[Deleted 2013]

12.	[Deleted 2013]

13.	[Deleted 2013]

CALLS ON SHARES

14.
[Amended 2013] No member shall be entitled to receive any dividend or to exercise any privileges as a member until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any). The shareholders who are entitled to a dividend shall be the holders of shares on the date of the resolution regarding the dividend or on a later date if a later date is prescribed in such resolution.

15.

(a)
If under the conditions of the issuance of shares there is no fixed date for the payments due therefor, the Directors may from time to time make such calls upon the members in respect of all moneys then unpaid on shares possessed by them and every member will pay the sum demanded of him at the place and time appointed by the Directors, provided that fourteen days notice as to the place and date of payment was served on him. The Directors may revoke or postpone any call.

(b)	A call shall be deemed to have been made at the time when the Resolution of the Directors authorizing such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable for the payment of all calls and installments in respect thereof.

(d)
If before or on the day appointed for payment thereof, a call or installment payable in respect of a share is not paid, the holder or allottee of the share shall pay interest on the amount of the call or Installment at such rate not exceeding the debitory rate prevailing at the largest Israeli commercial bank on the day appointed for the payment referred to, as the Directors shall fix, from the day appointed for payment thereof to the time of actual payment, but the Directors may waive payment of such interest wholly or in part.

16.

(a)
Any sum which by the terms of allotment of a share is made payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium, shall for all purposes of these Articles be deemed to be a call duly made, and payable on the date fixed for payment, and in case of non-payment the provisions of these Articles as to payment of interest and expenses, forfeiture and the like, and all other relevant provisions of these Articles shall apply as if such sum were a call duly made and notified as hereby provided;

(b)
The Directors may at the time of allotment of shares make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and in the time of payment of such call.

17.
The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the monies due upon his shares beyond the sums actually called up thereon; and upon the moneys so paid in advance, or so much thereof as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, the Directors may pay or allow such interest as may be agreed by them and the Company.

TRANSFER OF SHARES

18.
No transfer of shares shall be registered unless a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the Board of Directors) has been submitted to the Company (or its transfer agent), together with the share certificate(s) and such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Register of Members in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.

19.
The Directors may refuse, without giving any reasons therefor, to register any transfer of shares where the Company has a lien on the share, constituting the subject matter of the transfer, but fully paid-up shares may be transferred freely and such transfers do not require the approval of the Directors.

All instruments of transfer shall remain in the custody of the Company but any such instrument which the Directors refused to register shall be returned to the person from whom it was received, if such request be made by him.

20.
[Amended 1998] The Transfer Records and the Register of Members and Debenture Holders (if any) and Debenture Stock Holders (if any) and other securities (if any) of the Company may be closed during such time as the Directors may deem fit, not exceeding in the aggregate, thirty days in each year. To avoid any doubts, the determination of a Record Date shall not constitute nor be deemed as a closing of the above records or registers.

TRANSMISSION OF SHARES

21.
In the case of the death of a member, or a holder of a debenture, the survivor or survivors, where the deceased was a joint holder, and the executors and/or administrators and/or the legal heirs of the deceased where he was a sole or only surviving holder, shall be the only persons recognized by the Company as having any title to his shares or his debentures, but nothing herein contained shall release the estate of a deceased joint holder form any liability in respect of any share or any debenture jointly held by him.

22.
Any person who becomes entitled to a share or a debenture in consequence of the death or bankruptcy of any member, may, upon producing such evidence of title as the Directors shall require, with the consent of the Directors, be registered himself as holder of the share or the debenture or, subject to the provisions as to transfers herein contained, transfer the same to some other person.

23.
A person entitled to a share or a debenture by transmission shall be entitled to receive, and may give a discharge for, any dividends or interest or other moneys payable in respect of the share or debenture, but he shall not be entitled in respect of it to receive notices of, or to attend or vote at meetings of the Company, or, save as aforesaid, to exercise any of the rights or privileges of a member or a holder of a debenture unless and until he shall become a member in respect of the share or a holder of the debenture.

FORFEITURE OF SHARES

24.
If any member fails to pay the whole or any part of any call or installment of a call on or before the day appointed for the payment thereof, the Directors may at any time thereafter, during such time as the call or installment or any part thereof remains unpaid, serve a notice on him, or on the person entitled to the share by transmission requiring him to pay such call or installment, or such part thereof as remains unpaid, together with any expenses incurred by the company by reason of such non-payment.

25.
The notice shall name a further day (not earlier than the expiration of thirty days from the date of the notice) on or before which such call or installment, or such part as aforesaid, and all interest and expenses that have accrued by reason of such non-payment, is to be made, and shall state that In the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call was made will be liable to be forfeited.

26.
If the requisitions of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. A forfeiture of shares shall include all dividends in respect of the shares not actually paid before the forfeiture, notwithstanding that they shall have been declared.

27.
Notwithstanding any such forfeiture as aforesaid, the Directors may, at any time before the forfeited share has been otherwise disposed of, annul the forfeiture upon the terms of payment of all call and interest due upon and expenses incurred in respect of the shares and upon such further terms (if any) as they shall see fit.

28.
Every share which shall be forfeited shall thereupon become the property of the Company and may be either cancelled or sold or re-allotted or otherwise disposed of either to the person who was before forfeiture the holder thereof, or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit. [Amended 2013] Each Forfeited share that hasn’t been sold or canceled, will become dormant Share, as defined in the Israeli Companies law, and will not confer any rights, so long that such shares is owned by the Company.

29.
A member whose shares have been forfeited shall, notwithstanding, be liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture, and interest thereon to the date of payment, in the same manner in all respects as if the shares had not been forfeited and to satisfy all (if any) the claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture, without any deduction or allowance for the value of the shares at the time of forfeiture.

30.
The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share as between the member whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Statutes given or imposed in the case of past members.

31.
A sworn declaration in writing that the declarant is a Director of the Company, and that a share has been duly forfeited in pursuance of these Articles and stating the date upon which it was forfeited, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture thereof, be conclusive evidence of the facts therein stated, and such declaration, together with the receipt of the Company for the consideration (if any) given for the share on the sale or disposition thereof, and a certificate of proprietorship of the share under the Seal delivered to the person to whom the same is sold or disposed of, shall constitute a good title to the share, and such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition, and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

LIEN

32.
The Company shall have a first and paramount lien upon all shares (which are not fully paid up) registered in the name of any member, either alone or jointly with any other person, for his debts, liabilities and engagements, whether solely or jointly with any other person, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not, and such lien shall extend to all dividends from time to time declared in respect of such shares; but the Directors may at any time declare any share to be exempt wholly or partially from the provisions of this Article.

33.
The Directors may sell the shares subject to any such lien at such time or times and in such manner as they shall think fit, but no sale shall be made until such time as the moneys in respect of which such lien exists, or some part thereof, are or is presently payable, or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, and until a demand and notice in writing stating the amount due or specifying the liability or engagement and demanding payment or fulfillment or discharge thereof and giving notice of intention to sell in default shall have been served on such member, or the persons (if any) entitled by transmission to the shares, and default in payment, fulfillment or discharge shall have been made by him or them for fourteen days after such notice.

34.
The net proceeds of such sale shall be applied in or towards satisfaction of the amount due to the Company, or of the liability or engagement, as the case may be, and the balance (if any) shall be paid to the member or the person (if any) entitled by transmission to the shares so sold.

35.
Upon any such sale (i.e., following forfeiture or foreclosing on a lien for and the bona fide use of the powers granted with respect thereto) the Directors may enter the purchaser's name in the Register as holder of the shares and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

SHARE WARRANTS TO BEARER

36.

(a)
The Company may, subject to the provisions of the Statutes, with respect to fully paid up shares, issue warrants (hereinafter called "share warrants"), stating that the bearer is entitled to the shares therein specified and may provide by coupons or otherwise for the payment of dividends on the shares included in such warrants. The Directors may determine and from time to time vary, the conditions upon which share warrants shall be issued, and in particular the conditions upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed, or upon which a share warrant may be surrendered, and the name of the bearer entered in the Register in respect of the shares therein specified. The bearer of a share warrant shall be subject to the conditions for the time being in force, whether made before or after the issue of such share warrant.

No new share warrant or coupon shall be issued in the place of one which has been lost or destroyed unless it shall have been established to the satisfaction of the Directors that the same has been lost or destroyed.

(b)
A share warrant shall entitle the bearer to the shares included in it, and such shares shall be transferred by the delivery of the share warrant and the provisions of these Articles with respect to transfer and transmission of shares shall not apply thereto.

(c)
The bearer of a share warrant may at any time deposit the warrant at the Office or at any other place, if any, indicated by the Directors, and after the expiration of two clear days from the time of deposit, and so long as the warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting of the Company, and of attending and voting and exercising the other privileges of a member at any meeting held, as if his name was inserted in the Register as the Holder of the shares included in the deposited warrant. Not more than one person shall be recognized as depositor of a share warrant.

Upon prior notice in writing of two days the Company shall return to the depositor the share warrant deposited by him.

(d)
Subject as otherwise expressly provided herein, no person shall, as bearer of a share warrant, sign a requisition for calling a Meeting of the Company, or attend, or vote, or exercise any other privilege of a member at a Meeting of the Company and said person shall not be entitled to receive any notices from the Company.

But the bearer of a share warrant shall be a member of the Company and entitled in all other respects to the same privileges and advantages as if he were named in the Register as the holder of the shares included in the warrant.

[Deleted 2013]

ALTERATIONS OF CAPITAL

37.	The General Meeting of the shareholders of the Company may from time to time:

(a)	Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares; or

(b)	Cancel any shares not taken or agreed to be taken by any person; or

(c)
Divide its share capital or any part thereof into shares of smaller amount than is fixed by its Articles of Association by sub-division of its existing shares or any of them, subject, nevertheless, to the provisions of the Statutes, and so that as between the resulting shares, one or more of such shares may by the Resolution by which such sub-division is effected be given any preference or advantage as regards dividend, capital, voting or otherwise over the others or any other shares; or

(d)
Reduce its share capital and any capital redemption reserve fund in any way that may be considered expedient and, in particular exercise all or any of the powers conferred by Section 151 of the Companies Ordinance, or any statutory modification thereof.

38.	The Company may, subject to applicable law, issue redeemable shares and redeem the same

INCREASE OF CAPITAL

39.
The General Meeting of the shareholders of the Company may from time to time , whether all the shares for the time being authorized shall have been issued or all the shares for the time being issued shall have been fully called up or not, increase its share capital by the creation of new shares; such new capital to be of such amount and to be divided into shares of such respective amounts and (subject to any special rights for the time being attached to any existing class of shares) to carry such preferential, deferred or other special rights (if any) or to be subject to such conditions or restrictions (if any) in regard to dividend, return of capital, voting or otherwise as the General Meeting deciding upon such increase directs.

40.
[Amended 2013] Except so far as otherwise provided by or pursuant to these Articles or by the conditions of issue, any new share capital shall be considered as part of the original ordinary share capital of the Company, and shall be subject to the same provisions of these Articles with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the original share capital.

[Deleted 2013]

BORROWING POWERS

41.
The Board of Directors may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it thinks fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking, or, the whole or any part of the property of the Company, both present and future, including units uncalled or called but unpaid capital for the time being.

GENERAL MEETINGS

42.
[Amended 2013] An Annual General Meetings shall be held at least once in every calendar year at such time, not being more than fifteen months after the holding of the last preceding Annual General Meeting and at such place as may be determined by the Directors. Such Annual General Meetings shall be called "Ordinary Meetings" and all other General Meetings of the Company shall be called "Extraordinary Meetings". The Annual General Meeting shall receive and consider the Directors' Report, the Profit and Loss Account and Balance Sheet, shall elect Directors, appoint Auditors and transact any other business which under these Articles or by the Statutes are to be transacted at a General Meeting of the Company.

43.
[Amended 1998. 2013]In accordance with the Israeli Companies Law and subject to the provisions of the Statutes, as may be from time to time in effect, the Directors may, whenever they think fit, and upon a demand of two directors or one quarter of the directors in office at that time or upon demand of one or more shareholders, holding at least five percent (5%) of the issued shares and one percent (1%) of the voting rights or holding five percent (5%) of the voting rights in the Company (hereinafter: "the Requisitionists") , shall convene an Extraordinary Meeting, in the manner hereinafter mentioned, to such members as are, under the provisions of these Articles, and particularly under the provisions of article 53(a), entitled to receive notice from the company. Any such requisition must state the objects for which the meeting is to be called, be signed by the Requisitionists, and must be deposited at the office. Such requisition may consist of several documents in like form, each signed by one or more requisitionists. If the Directors do not, within twenty-one days from the date of the deposit of such requisition, proceed to convene a Meeting, the  the party demanding the convening of the meeting, and, in the case of shareholders, that portion of them that has more than half of their voting rights, may convene the meeting themselves, provided that the meeting shall not take place more than three months after the said demand is submitted, and in accordance with the Companies Law.

[Amended 2013] Subject to the provisions of the Statutes as may be from time to time in effect, the agenda of the General Meeting will be determined by the Board and it will include also topics which are required to be converted at an Extraordinary Meetings as mentioned above. Also, one or more shareholder, holding one percent (1%) of the voting rights in a General Meeting, may request that the Board include topics on the agenda of a General Meeting, provided that such topics are suitable to be discussed at a General Meeting.

44.

(a)
[Amended 1998, 2001. 2013] Subject to the provisions of the Statutes as may be from time to time in effect, and the provisions herein, the Company will publish a notice regarding the General Meeting specifying the place, the day and the hour of meeting and in the case of special business the general nature of such business, shall be given in the manner hereinafter mentioned, to such members as are, under the provisions of these Articles, entitled to receive notices from the Company.

(b)
Subject to the provisions of the Statutes as may be from time to time in effect, whenever the Board of Directors is required to convene an Extraordinary Meeting it shall convene such meeting within twenty-one days' on the date designated in the notice provided that the meeting date will be no later than thirty-five days from the date of publication of the notice. Notices shall be given by post or by personal delivery to every registered shareholder of the Company, entitled to receive notice from the Company under the provisions of these Articles, and particularly under the provisions of article 53(a), to his address as described in the Register of Members of the Company or such other address as designated by him in writing for this purpose. Provided that the accidental omission to give such notice to or the non-receipt of such notice by any such member shall not invalidate any resolution passed or proceeding had at any such meeting. And, with the consent of all the members for the time being entitled to receive notices of meetings, a meeting may be convened upon a shorter notice or without notice and generally in such manner as such members may approve. Such consent may be given at the meeting or retrospectively after the meeting.

(c)
Notice with respect to any General Meeting shall be regarded proper and sufficient if it specifies in a general manner the general nature of the matter to be transacted at the General Meeting, or, without making the procedure hereinafter set forth mandatory, if it specifies that the draft of the resolution to be proposed to the General Meeting is available for inspection at a designated place during a designated time period.

PROCEEDINGS AT GENERAL MEETINGS

45.
[Amended 1998, 2013] No business shall be transacted at any General Meeting unless a quorum is present when the meeting proceeds to business. The quorum at any shareholders Meeting shall be two members present in person or by proxy, holding or representing at least one third of the total voting rights in the Company on the Record Date.

46.
If within half an hour from the time appointed for the holding of a General Meeting a quorum is not present, the meeting, shall stand adjourned to the same day in the next week at the same time and place or any time and hour as the Directors shall designate and state in a notice to the members, and if, at such adjourned meeting, a quorum is not present within half an hour from the time appointed for holding the meeting, two members present in person or by proxy shall be a quorum.

47.
The Chairman (if any), chosen as such among the Directors, shall preside at every General Meeting, but if there shall be no such Chairman or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding the same, or shall be unwilling to act as Chairman, the members present shall choose a Director, or, If no Director be present, or if all the Directors present decline to take the Chair, they shall choose a member present to be Chairman of the meeting.

48.
[Amended 1998] The Chairman may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned pursuant to the provisions of this Article for seven days or more, notice of the adjourned meeting shall be given to the members entitled to receive notice from the Company under the provisions of these Articles, and particularly under the provisions of article 55(a), in the same manner as in the case of an original meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

VOTES OF MEMBERS

49.
[Amended 1998, replaced 2004, amended 2013] Subject to the provisions of Statutes as may be from time to time in effect, all resolution by any General Meeting of the company, , including but not limited to amendment of the Memorandum of Association of the Company or these Articles, shall be deemed adopted if approved by the holders (in aggregate) of the majority votes represented at such general meeting and participating in the vote (excluding any abstaining votes) in person or by proxy.

50.
[Amended 1998, 2013] At all General Meetings, a resolution put to a vote at the meeting shall be decided on a show of hands,  and a declaration by the Chairman of the meeting that a resolution has been carried, or has been carried unanimously or by a particular majority, or lost, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the Minute Book of the Company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favor of or against such resolution. As mentioned below, votes may be given also by proxy.

51.	[Deleted 2013]

52.	[Deleted 2013].

53.	[Replaced 1998, Amended 2013] Subject to the provisions of the Statutes, as may be from time to time in effect:

(a)
The Board of Directors may fix a Record Date to determine the shareholders entitled to notice of and/or to vote at any meeting of shareholders or any adjournment thereof (the "Meeting"), which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board of Directors, and which Record Date shall not be more than twenty one (21) nor less than four (4) days before the date of the Meeting. Notwithstanding the above, in a Meeting that the agenda includes also topics listed in Section 87(a) to the Israeli Companies Law, the Record Date shall not be more than forty days (40) nor less than twenty eight (28) days before the Meeting unless allowed otherwise by the Statutes.. The Record Date for determining shareholders entitled to notice of or to vote at the meeting shall be at the close of business on the day next preceding the day on which such board meeting is held. A determination of shareholders of record entitled to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; providing, however that the Board of Directors may fix a new Record Date to the adjournment meeting.

(b)	Every member shall have one vote for each share of which he is the holder.

54.
If any member be a lunatic, idiot, or non compos mentis, he may vote by his committee, receiver, curator bonis or other legal curator and such last mentioned persons may give their votes either personally or by proxy.

55.
If two or more persons are jointly entitled to a share, then in voting upon any question the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other registered holders of the share, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

56.	[Amended 2013] Votes may be given either personally or by proxy. A proxy does not need to be a member of the Company.

57.

(a)
The instrument appointing a proxy shall be in writing in the usual common form, or such form as may be approved by the Directors, and shall be signed by the appointor or by his attorney duly authorized in writing, or, if the appointor is a corporation, the corporation shall vote by its representative, appointed by an instrument duly signed by the corporation.

(b)	[Deleted 2013]

58.
A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or transfer of the share in respect of which the vote is given unless an intimation in writing of the death, revocation or transfer shall have been received at the Office before the commencement of the meeting or adjourned meeting at which the proxy is used.

59.
The instrument appointing a proxy, together with the power of attorney or other authority (if any) under which it is signed or a notarially certified or office copy of such power of attorney, shall be deposited at the Office or at such other place or places, whether in Israel or elsewhere, as the Directors may from time to time either generally or in a particular case or class of cases prescribe, at least forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in such instrument proposes to vote; otherwise the person so named shall not be entitled to vote in respect thereof; but no instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution.

60.
Subject to the provisions of the Statutes, a resolution in writing signed by all the members, in person or by proxy, for the time being entitled to vote at General Meeting of the Company shall be as valid and as effectual as a resolution adopted by a General Meeting duly convened, held and constituted for the purpose of passing such resolution.

61.
A member will be entitled to vote at the Meetings of the Company by several proxies appointed by him, provided that each proxy shall be appointed with respect to different shares held by the appointing member. Every proxy so appointed on behalf of the same member shall be entitled to vote as he sees fit.

62.
No person shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereof) unless all calls then payable by him in respect of his shares in the Company shall have been paid.

DIRECTORS

63.
[Amended 2013] The Board of Directors of the Company shall consist of such number of Directors as may be fixed from time to time by an Ordinary Resolution of a General Meeting, provided it shall not be less than two, including external directors, or more than eleven. As long that the Company is a public company, corporation cannot be nominated as a director in the Company.

64.
The Directors shall be elected at the Annual General Meeting of the Company and shall hold office until the close of the succeeding Annual General Meeting. Should no Directors be elected at the Annual General Meeting, the Directors holding office at the time such meeting was convened shall continue to hold their office. Directors whose term of office expired may be re-elected.

65.	[Deleted 2013]

66.
[Amended 2013] Director's term will begin on the date of his appointment - as stated by the General Meeting, but the General Meeting may set a date later than the date of the General Meeting as the start date for appointment as a Director of the Company.

67.
[Amended 2013] Subject to the provisions of the Companies Law, the Directors in their capacity as such, shall be entitled to receive remuneration and reimbursement of expenses incurred by them in the course of carrying out their duties as Directors.

68.	[Amended 2013] The office of a Director shall be vacated, ipso facto, under the circumstances set forth in the Statures.

69.
[Amended 2013] Subject to the provisions of the Statutes, no Director shall be disqualified by virtue of his office from holding any office, or, deriving any profit from any other office in the Company or from any company in which the Company shall be a shareholder or otherwise interested, or from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered Into by or on behalf of the Company in which the Director shall in any way be interested, be avoided, nor shall any Director be liable to account to the Company for any profit arising from any such office or realized by any such contract or arrangement by reason only of such Director's holding that office or of the fiduciary relations thereby established, but the nature of his interest must be disclosed by him at the meeting of the Board of Directors at which the contract or arrangement is first considered, if his interest then exists, or, in any other case, at the first meeting of the Board of Directors after the acquisition of his Interest.

After such disclosure of personal interest, the Director shall not be entitled to participate and vote as a Director in the set Board of Directors meeting regarding any contract or arrangement in which he is interested as aforesaid except for contracts or arrangements according to Article 271 of the Israeli Companies Law. The Director who has a personal interest, may be present to explain the contract or arrangement, if the Chairman of the Board, determines that he is required to do so. However, if a majority of the Directors have personal interest, all the members of the Board of Directors shall be entitle to participate and vote in the aforementioned Board of Directors meeting and such transaction will have to be further subject to the approval of the shareholders of the Company. A general notice that a Director is a member of any firm or company and is to be regarded as interested in all transactions with that firm or company shall not be a sufficient disclosure under this Article and every Director shall give a special notice relating to any particular transaction with such firm or company.

70.	[Amended 2013] The Company may from time to time at a General Meeting, increase or decrease the number of Directors subject always to Article 63.

71.
[Amended 2013] In the event of one or more vacancies in the board of Directors, the continuing Directors may continue to act as long as the Board of Directors consists of at least more than three Directors. However, in the event that the remaining Directors are less than three Directors, the remaining Director or Directors may not be permitted to act only for convening a General Meeting for the purpose of the election of new Directors

72.
[Amended 2013] Subject to the provisions of the Statutes, the Directors may at any time and from time to time appoint any other person as a Director, whether to fill a casual vacancy or to add to their number. Any Director so appointed shall hold office until the first General Meeting convened after such appointment and may be re-elected.

73.
[Amended 2013] Subject to the provisions of the Statutes, the Company may at a General Meeting remove any Director from office before the expiration of his term of office and appoint another Director in his stead, provided that the removed Director shall be given a reasonable opportunity to present his case to the General Meeting. The person so appointed shall hold office only for such period as the person in whose stead he was appointed would have held office had he not been removed.

74.
[Amended 2013] As long that the Company is a public company according to the Israeli Companies Law, the Company shall have at least two external directors, as defined in the Israeli Companies Law, at least one of whom must be a director with accounting and financial expertise, and the rest have professional qualifications, as defined in the regulations promulgated under Section 240 of the Israeli Companies Law.

PRESIDENTS

75.
The Board of Directors may from time to time appoint one or more persons as President or Presidents of the Company whether for a fixed term or without any limitation of time and the Board of Directors may from time to time remove or discharge him or them from office (subject to the provisions of any agreement between any such person and the Company) and appoint another or others in his or their place or places.

76.	The Directors may from time to time appoint one or more Vice Presidents for certain functions, to carry out duties delegated to him (them) by the President.

77.
[Amended 2013] Subject to the provisions of the Statutes, the Directors may from time to time confer upon and delegate to a President then holding office such authorities and duties of the Board of Directors as they may deem fit, and they may delegate such authorities for such period and for such purposes and subject to such conditions and restrictions which they consider advantageous, and they may delegate such authorities with or without waiving the authorities of the Directors with respect thereto and their being in lieu of their authorities, in whole, or in part, and they may from time to time revoke, cancel and alter such authorities in whole or in part.

78.
[Amended 2013] Subject to the provisions of the Statutes, as may be from time to time in effect, the remuneration of a President shall be approved by the Company's compensation committee, the Directors and the shareholders meeting in a special majority, as defined and required according to the Israeli Companies law, taking into consideration any agreement between him and the Company, and it may be in whole or in part, in the form of wages or commissions or profit sharing or a combination thereof.

79.	[Deleted 2013]

80.	[Amended 2013] Subject to the provisions of the Statutes, the Company may elect the same person as its President and its Board of Directors chairman.

DIRECTOR'S ACTS AND AUTHORITIES

81.
[Amended 2013] The powers and the duties of the Board of Directors shall be as prescribed by the Companies Law, subject to the provisions of these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

82.
[Amended 2013] Subject to the provisions of the Statutes, the Directors may meet together for the dispatch of the business of the Company and they may postpone their meetings and otherwise regulate them as they shall deem fit. A Director may call a meeting of the Board of Directors at any time. The quorum for the dispatch of business by the Board of Directors shall be determined by the Directors and if not so determined shall be the majority of the Directors.

83.
[Amended 2013] A resolution in writing signed or otherwise approved by all the Directors then in office shall be as valid and as effectual as a resolution adopted by the Board of Directors at a meeting of the Board of Directors duly convened and held, provided that all the directors who are entitled to participate in such resolution and to vote on it, agreed not to convene the same matter.

84.
[Amended 2013] Subject to the provisions of the Statutes, every Director shall be entitled to be represented and to vote at any meeting of the Board of Directors by another Director or by another person appointed by him (not a corporation), who shall act as his alternate for one meeting or for another specified period or until notice be given of the cancellation of the appointment. In order to be nominated, the alternate Director must be eligible to be appointed as a Director according to the Israeli Companies law. Each alternate Director shall have the number of votes equivalent to the number of Directors who appointed him as alternate and if he himself is a Director he shall have such number of votes in addition to his own vote. The appointment of an alternate shall be made in writing. A Director may appoint two alternates. However, if the two alternates of the same Director shall be present at the Board of Directors' meeting, only one of them shall have the right to vote thereat. It shall be noted that the appointment of an alternate Director to the Board, does not relieve the nominating Director from his responsibility as a Director.

85.
[Amended 2013] A Director being at any time absent from Israel shall be entitled during such time to a seven day notice of any Meetings of the Board of Directors, provided he notified the Company of an address to which such notice should be sent. Such notice should be sent by fax, e-mail, telex, cable or telecopier.

86.

(a)
[Amended 2013] The Board of Directors will elect a Chairman for their meeting and fix the term of his office, and unless otherwise decided, the Chairman shall be elected annually. In the event that a Chairman was not elected and if the Chairman should fail to be present at a meeting 15 minutes after the time set for its convening, the remaining Directors shall elect one of those present to be Chairman of the meeting.

(b)
All questions that arise at meetings of the Board of Directors shall be decided by a majority of votes. In the case of an equality bf votes, the Chairman of the meeting shall have a further or casting vote.

87.
Any meeting of the Board of Directors, at which a quorum is present, shall have the authority to exercise all or part of the authorities, powers of attorney and discretion invested at such time in the Directors or regularly exercised by them,

88.
[Amended 2013] Subject to the provisions of the Statutes, the Board of Directors may delegate their authorities in whole or in part to committees as they shall deem fit and they may from time to time revoke such delegation. Any committee so created, must, in exercising the authorities granted to it, adhere to all the instructions of the Board of Directors given from time to time.

The meetings and proceedings of any such committee comprised of two or more members shall be governed by the provisions of these Articles regulating the meetings of the Board of Directors in so far as appropriate thereto unless the provisions of the Companies Law or the Board of Directors shall otherwise regulate the meetings of such a committee (hereinafter: "Committee of the Board of Directors").

89.
All acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meeting or any of them or any person(s) acting as aforesaid, or that they or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

90.	[Amended 2013] The Board of Directors and each Committee of the Board of Directors shall cause proper Minutes to be kept of the following:

(a)	The names of all the Directors present at any meeting of the Board of Directors and at any meeting of a Committee of the Board of Directors;

(b)	All resolutions and proceedings of General Meetings of the Company, Board of Directors' meetings and Committee of the Board of Directors' meetings.

Any Minutes as aforesaid, if purporting to be signed by the Chairman of the meeting or by the Chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein. The minutes shall be kept for a period of seven (7) years from the date of the relevant meeting.

91.
[Amended 2012] Subject to the provisions of the Statutes, all bona fide acts carried out at any meeting of the Board of Directors held in Israel or thereafter as a result therefrom shall be valid notwithstanding the fact that a Director who was absent from Israel at the time of the meeting did not receive a notice with respect to its convening.

BRANCH REGISTERS

92.
[Amended 2013] Subject to and in accordance with the provisions of the Statutes and to all orders and regulations issued thereunder, the Company may cause branch registers to be kept in any place outside Israel as the Board of Directors may think fit, and, subject to all applicable legal requirements, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.

SECRETARY

93.
The Board of Directors may from time to time appoint a Secretary to the Company as it deems fit and may appoint a temporary Assistant-Secretary who shall act as Secretary for the term of his appointment.

RIGHTS OF SIGNATURE - STAMP AND SEAL

94.

(a)
Authorization to sign on behalf of the Company and thereby bind it shall be made and granted from time to time by the Board of Directors. The Company shall have at least one rubber stamp. The Company shall be bound by the signature of the aforesaid appointees if appearing together after its stamp or imprinted name (e.g. cheques).

(b)
The Board of Directors may provide for a seal. If the Board of Directors so provide, it shall also provide for the safe custody thereof. Such seal shall not be used except by the authority of the Board of Directors and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

DIVIDENDS

95.
[Amended 2013]Subject to the provisions of the Statutes, and subject to any preferential, deferred, qualified or other rights, privileges or conditions attached to any special class of shares, with regard to dividends, the profits of the Company available for dividend and resolved to be distributed, shall be applied in payment of dividends upon the shares of the Company in proportion to the amount paid up or credited as paid up per the nominal value thereon respectively, otherwise than in advance of calls. Unless not otherwise specified in the conditions of issuing of the shares, all dividends with respect to shares which were not fully paid up within a certain period, for which dividends were paid, shall be paid proportionally to the amounts paid or credited as paid on the nominal value of the shares during any portion of the abovementioned period (Pro-Rata Temporis).

96.
[Replaced 2002, amended 2013] The Company's Board of Directors, subject to any restrictions contained in the Statutes, may declare and pay dividend, either in the form of cash or stock, to its shareholders according to their rights and interests in the profit and may fix the time for payment.

97.	[Deleted 2013]

98.	A transfer of shares shall not pass the right to any dividend declared thereon after such transfer and before the registration of the transfer.

99.	Notice of the declaration of any dividend, shall be given to the holders of registered shares in manner hereinafter provided.

100.
[Amended 2012] Subject to the provisions of the Statutes, unless otherwise directed, any dividend may be paid by cheque or warrant, sent through the post to the registered address of the member or person entitled, or in the case of joint registered holders to that one of them first named in the register in respect of the joint holding. Every such cheque shall be made payable to the order of the person to whom it is sent. The receipt of the person whose name, at the date of the declaration of the dividend, appears on the register of members as the owner of any share, or in the case of joint holders, of any one of such joint holders, shall be a good discharge to the Company of all payments made in respect of such share. All dividends unclaimed for one year after having been declared may be invested or otherwise used by the Directors for the benefit of the Company until claimed. No unpaid dividend or interest shall bear interest as against the Company

PAYMENT IN SPECIE AND CAPITALIZATION OF PROFITS

101.
[Replaced 2002, amended 2013] Subject to the provisions of the Statutes, upon declaration by the Board of Directors a dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures, debenture stock or any other securities of the Company or of any other companies or in any one or more of such ways.

102.	[Amended 2013] Subject to the provisions of the Statutes, upon the recommendation of the Board of Directors, approved by Ordinary Resolution of the Company, the Company -

i.
may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, or to be distributed only to a certain part of the shareholders, while not distributed to other shareholders as will be decided by the General Meeting on the footing that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock or any other securities of the Company which shall be distributed accordingly, or in payment, in full or in part, of the uncalled liability on any issued shares or debentures or debenture stock; and –

ii.
may cause such distribution or payment to be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum. When distributing shares for capitalized profits all members shall receive shares of one class - whether such class existed prior thereto or was created therefor; or, every shareholder shall receive shares of the same class which conferred upon him the right to receive shares from the capitalization of profits, or of any other class or a combination of several classes of shares - in accordance with the approval of the General Meeting.

103.	[Deleted 2013]

104.
[Amended 2013] For the purpose of giving full effect to any resolution under Articles 100 and 101 the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular may fix the value for distribution to any members upon the footing of the value so fixed or determine that fractions of less nominal value than one New Israeli Shekel may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets with trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors.

ACCOUNTS

105.
[Amended 2013] The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Statutes and of any other applicable law. Such books of account shall be, kept at the Registered Office of the Company, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors. Subject to the provisions of the Statutes no member, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorised by the Board of Directors or by Ordinary Resolution of the Company.

106.	At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

107.	The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by the applicable law.

NOTICES

108.	[Amended 2013] Subject to the provisions of the Statutes:

(a)
Any notice or other document may be served by the Company upon any member either personally or by sending it by prepaid registered mail (air mail if sent to a place outside Israel) addressed to such member at his address as described in the Register of Members or such other addresses as he may have designated in writing for the receipt of notices and other documents together with publication in two daily newspapers published in Israel. Any written notice or other document shall be deemed to have been served forty-eight (48) hours after it has been posted (seven (7) days if sent to a place, or posted at a place outside Israel), or when actually received by the addressee if sooner than forty-eight (48) hours or seven days, as the case may be, after it has been posted, or when actually tendered in person, to such member (or to the Secretary or the President), provided, however, that such notice or other document as mentioned above may be sent by cablegram or telex and confirmed by registered mail as aforesaid, and such notice shall be deemed to have been given twenty-four (24) hours after such cablegram or telex has been sent or when actually received by such member (or by the Company), whichever is earlier. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the provisions of this Article.

(b)
Unless otherwise specified in bearer share warrants, the holders of such warrants shall not be entitled to receive notice of any General Meeting of the Company, and the Company is under no obligation to give notice of General Meetings to a person entitled to a share by virtue of Its delivery to him, unless he is duly registered as a member.

(c)
All notices to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Members, and any notice so given shall be sufficient notice to the holders of such share.

(d)
Any member whose address is not described in the Register of Members, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

(e)
Any notice or other document served upon or sent to any member by publication in accordance with these Articles shall, notwithstanding that he be then deceased or bankrupt, and whether the Company has notice of his death or bankruptcy or not, be deemed to be duly served or sent in respect of any shares held by him (either alone or jointly with others) until some other person is registered in his stead as the holder or joint holder of such shares, and such service or sending shall be a sufficient service on or sending to his heirs, executors, administrators or assigns and all other persons (if any) interested in such share.

(f)	Where a given number of days notice or notice extending over any period is required to be given, the day of service shall be counted in such number of days or other period.

(g)	[Added 1998] To avoid any doubts, the entitlement of a member to receive any notice relating to convening meeting of shareholders under these Articles shall be as determined in article 53(a).

RECONSTRUCTION

109.
Subject to the provisions of the Statutes, on any sale of the undertaking of the Company, the Directors, or the liquidators on a winding-up, may, if authorized by, accept fully paid or partly paid up shares, debentures or securities of any other company, whether Israeli or foreign, either then existing or to be formed, for the purchase in whole or in part of the property of the Company, and the Directors (if the profits of the Company permit), or the liquidators (on a winding-up), may distribute such shares, or securities, or any other property of the Company, amongst the members, without realization, or vest the same In trustees for them, and any may provide for the distribution or appropriation of the cash, shares, or other securities, benefits, or property, otherwise than in accordance with the strict legal rights of the members as contributories of the Company, and for valuation of any such securities or property at such price and in such manner as the meeting may approve, and all holders of shares shall be bound to accept and shall be bound by any valuation or distribution so authorized, and waive all rights in relation thereto, save only In the event that the Company is proposed to be or is in the course of being wound up, such statutory rights (if any) under the provisions of the Statutes as are incapable of being varied or excluded by these presents.

INDEMNITY AND INSURANCE

110.	[Replaced 2004, amended 2013]

(a)
Subject to the provisions of the Statutes, the Company is authorized to indemnify its Directors and other Office Holders (collectively "the Officers"), as this term is defined under section 1 of the Companies Law, to the fullest extent permitted by the Companies Law, for any liability, payment or expense as detailed below, imposed on the Officers or expended by them due to an action (or omission) preformed by the Officers in their capacity as Officers of the Company.

(b)	The Company may indemnify Officers retrospectively for debts or expenses imposed on such Officer due to an act done by virtue of his being an Officer in the Company:

(1)	A monetary liability imposed on an Officer in favor of another person by a judgment, including a compromise judgment or an arbitration decision that was approved by a court;

(2)
Reasonable legal expenses, including attorney's fees, (i) expended by the Officer as a result of an investigation or proceeding instituted against the Officer by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against the Officer and either (A) concluded without the imposition of any monetary liability in lieu of criminal proceedings or (B) concluded with the imposition of a monetary liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent, or (ii) expended by the Officer in respect of any monetary sanction;

(3)	A monetary obligation imposed on the Officer in favor of another person who was injured by a violation, as this term is defined in section 52(54)(a)(1)(a) of the Securities Law.

(4)
Expenses expended by the Officer, including reasonable litigation expenses, and including attorney's fees, in respect of any proceeding under chapters 8-C, 8-D or 9-A of the Securities Law or in respect to any monetary sanction.

(5)
Reasonable legal expenses, including attorneys fees, which the Officer incurred or with which he was charged by the Court, in a proceeding brought against him by the Company, in its name or by another person, or in a criminal prosecution in which he was found innocent, or in a criminal prosecution in which he was convicted of an offense that does not require proof of criminal intent;

(6)	Any other liability, payment or expense which the Company may indemnify its Officers under the Statues.

The Company may undertake in advance to indemnify its Officers in any one of the following situations:

(1)
A monetary liability imposed on an Officer in favor of another person by a judgment, including a compromise judgment or an arbitration decision that was approved by a court provided that such undertaking be limited to types of events that in the opinion of the Board of Directors can be foreseen at the time of granting the undertaking to indemnify, and to a sum determined by the Board of Directors as reasonable in the circumstances of the case.

(2)	A provision permitting the company to indemnify its Officer for debts or expenses stated in articles 110(b)(2)-(6) above.

In any event, the total amount of indemnification that the Company will pay (in addition to amounts received from an insurance company, if any) to all officers of the Company, in aggregate, shall not exceed, in all circumstances, more than 25% the company's shareholders' equity, according to the Company's latest consolidated financial statements, prior to the date that the indemnity is paid.

(c)
Subject to the provisions of the Companies Law, the Company may enter into an agreement for the insurance of Officers responsibility for any liability that will be imposed on the officers due to an action (or omission) preformed by the Officers in their capacity as Officers of the Company, in each of the following:

(1)	A breach of duty of care to the Company or to any other person;

(2)	Breach of fiduciary duty to the Company, on condition that the Officer acted in good faith and had reasonable grounds to assume that the act would not cause the Company any harm;

(3)	A monetary obligation that will be imposed on the Officer to the benefit of another person.

(4)	A monetary obligation imposed on the Officer in favor of another person who was injured by a violation, as this term is defined in section 52(54)(a)(1)(a) of the Securities Law.

(5)
Expenses expended by the Officer, including reasonable litigation expenses, and including attorney's fees, in respect of any proceeding under chapters H-3, H-4 or I-1 of the Securities Law or in respect any monetary sanction.

(d)
Subject to the provisions of the Companies Law, the Company is authorized to procure insurance for or indemnify any person whom is not an Officer, including, without limitations, any employee, agent, consultant or contractor of the Company.

[Deleted 2013]

WINDING ־ UP

111.
If the Company shall be wound up, whether voluntarily or otherwise, the liquidators may with the sanction of an Extraordinary Resolution divide among the members in specie any part of the assets of the Company, and may, with like sanction, vest any part of the assets of the Company in trustees upon such trusts, for the benefit of the members, as the liquidators with like sanction shall think fit. The resolution sanctioning any such division may also sanction a division otherwise than in accordance with the legal rights of the members and may confer special rights on any class of member, but in case any resolution shall be passed sanctioning any division otherwise than in accordance with the legal rights of the members, any member who would be prejudiced thereby shall have a right to dissent, and, ancillary rights, as if such resolution were a Special Resolution passed pursuant to Section 334 of the Companies Ordinance.

112.
[Added 2013] The Company may donate reasonable sums to worthy causes, even if such donations are not within the scope of business consideration, as the Board or the President of the Company shall deem fit from time to time.